Value Driven John F. Young Executive Vice President & Chief Financial Officer Edison Electric Institute Conference Las Vegas, Nevada November 5-8, 2006

Exelon Investor Relations Contacts Inquiries concerning this presentation should be directed to: Exelon Investor Relations 10 South Dearborn Street Chicago, Illinois 60603 312-394-2345 312-394-4082 (Fax) For copies of other presentations, annual/quarterly reports, or to be added to our email distribution list please contact: Felicia McGowan, Executive Admin Coordinator 312-394-4069 Felicia.McGowan@ExelonCorp.com Investor Relations Contacts: Joyce Carson, Vice President 312-394-3441 Joyce.Carson@ExelonCorp.com JaCee Burnes, Director 312-394-2948 JaCee.Burnes@ExelonCorp.com Marybeth Flater, Manager 312-394-8354 Marybeth.Flater@ExelonCorp.com Len Epelbaum, Principal Analyst 312-394-7356 Len.Epelbaum@ExelonCorp.com

Forward-Looking Statements This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon Corporation's 2005 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 20, ComEd-Note 17, PECO-Note 15 and Generation-Note 17; (2) Exelon Corporation's Third Quarter 2006 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation.

Agenda The Exelon Story ComEd PECO Exelon Generation Exelon Today's discussion will focus on "The Next Five Years", including earnings drivers for 2007 - 2011 by Operating Company

The Exelon Story - Value Driven Demonstrated ability to add value during transformation from an integrated utility to a predominantly merchant generator Premier U.S. nuclear generator uniquely positioned to capture market opportunities through operational and commercial excellence Primary source of Exelon's value going forward ~10% average annual operating EPS growth since inception Continued strong growth trend through 2011 Strong balance sheet and financial discipline Realigning value return framework Experienced management team Predictable source of earnings through transition period; preparing for 2011 Completing the transition to a "wires-only" business with a regulatory recovery plan in place Note: See presentation appendix for adjusted (non-GAAP) operating reconciliations to GAAP

'05 Earnings(1): $1,125M '06E Earnings(3): $1,250 - $1,320M '05 EPS(1): $1.66 '06 EPS Guidance(3): $1.85 - $1.95 Credit Rating(4): BBB+ The Exelon Companies Pennsylvania Utility Illinois Utility Nuclear, Fossil & Hydro Generation Power Marketing '05 Earnings(1): $527M $533M '06E Earnings(3): $510 - $530M $410 - $440M '05 EPS(1): $0.78 $0.79 '06 EPS Guidance(3): $0.75 - $0.80 $0.60 - $0.65 Credit Ratings(4) : BBB A- '05 Operating Earnings(1): $2.1B '06E Operating Earnings (3): $2.1 - $2.2B '06 EPS Guidance(2): $3.15 - $3.30 Assets (12/31/05): $42.4B Credit Rating(4): BBB (1) 2005 Adjusted (Non-GAAP) Operating Earnings and Operating EPS (2) Revised 2006 Operating EPS Guidance (9/27/06) from previous $3.00 - $3.30 per share (3) Estimated 2006 Adjusted (Non-GAAP) Operating Earnings and 2006 Operating EPS Guidance (4) Senior unsecured ratings for Exelon and Generation and senior secured ratings for ComEd and PECO Note: See presentation appendix for adjusted (non-GAAP) operating reconciliations to GAAP

Multi-Regional, Diverse Company Note: Megawatts based on Exelon Generation's ownership as of 12/31/05; excludes investments in two facilities in Mexico of 230 MWs. Generating Plants %MW Nuclear Hydro Coal Intermediate Peaker 50 5 9 7 29 Midwest Generation Owned: 11,300 MW Contracted: 5,291 MW Total: 16,591 MW ERCOT/South Generation Owned: 2,299 MW Contracted: 2,900 MW Total: 5,199 MW New England Generation Owned: 542 MW Mid-Atlantic Generation Owned: 10,958 MW Total Generation Owned: 25,099 MW Contracted: 8,191 MW Total: 33,290 MW Electricity Customers: 1.6M Gas Customers: 0.5M Electricity Customers: 3.7M

2000 2001 2002 2003 2004 2005 2006E East 1.93 2.24 2.41 2.61 2.78 3.1 3.15 0.3 Q3 Highlights Solid financial operating EPS results Higher generation margins Strong nuclear and fossil performance Higher O&M costs Unfavorable ICC Rate Order ComEd goodwill charge of $776M Rehearing process underway ICC approved IL auction Exelon Generation, one of 16 winning bidders in the auction YTD 2006 weather-normalized operating earnings are 11% higher than 2005 ~10% Average Annual Growth(1)(3) (1) See appendix for reconciliation of adjusted (non-GAAP) operating EPS to GAAP EPS (2) Excludes $0.10 per share favorable impact versus normal in 2005 and $0.03 per share unfavorable impact versus normal in 2006, based on Exelon models (3) 5-yr growth rate; calculated using 2000 Operating EPS of $1.93 per share as base year Strong Financial Performance Historical Operating EPS Year-to-date EPS Results Sep-05 Sep-06 Adjusted (non-GAAP) EPS(1) Operating $2.37 $2.50 Weather Normalized(2) $2.27 $2.53

ComEd Operating Earnings: 2007 Estimate As a "wires-only" company, ComEd was always expected to earn less on an operating basis in 2007 than in prior years. The unfavorable ICC Order in the Distribution Case further depressed ComEd's 2007 earnings outlook. 510 250 80 20 50 55 - End of transition period - Regulatory lag ('04 Test Yr) Inflation CapEx - Depreciation + DST rate request + Load growth - DST disallowance(2) + DST rehearing outcome $510M - $530M $250M - $300M $80M - $135M (1) 2006 Operating Earnings Guidance; see appendix for reconciliation of adjusted (non-GAAP) operating EPS to GAAP EPS (2) Reflects disallowance of pension asset and A&G expenses and modified capital structure and ROE; refer to Appendix for details (3) Preliminary 2007 Operating Earnings Guidance which will be updated at Exelon's Annual Investor Conference on 12/12/06 Risks & Opportunities +/- Load growth +/- Spending +/- DST rehearing outcome +/- Transmission rate case outcome Key Assumptions(3) Rate Base: $7.6B Equity: ~43% ROE: 2.5 - 4.1% Based on ComEd's Request in the Delivery Service Tariff (DST) Case Based on the ICC Order in the DST Case 2006 Guidance(1) 2007 - DST Request 2007 Preliminary Guidance(3)

ComEd Operating Earnings: Next Five Years

ComEd
An Exelon Company

Executing ComEd's Regulatory Recovery Plan

Investment is required over the next five years to:

- Maintain and improve the reliability of ComEd's system
- Meet growing customer requirements
- Improve customer service

2007 – 2011 Earnings Drivers

- ↑ Regular DST Rate Requests (Minimize Regulatory Lag)
- ↑ Rate Base Growth
- ↑ Load Growth

ComEd – 2011 Assumptions

Rate Base:	~$9.6B
Equity:	~45%
ROE:	~10%



$80M - $135M
2007 Preliminary Guidance(1)
2011

After 2007, assuming no rate freeze legislation or similar event, ComEd's earnings are expected to increase as regulatory lag is reduced over time through regular rate requests, putting ComEd on a path toward appropriate returns and solid credit metrics

(1) Preliminary 2007 Operating Earnings Guidance which will be updated at Exelon's Annual Investor Conference on 12/12/06

11

Important ComEd Milestone: Purchased Power Cost Recovery ICC authorized recovery of purchased power costs in the Distribution Case Rate Order - July 2006 Illinois auction approved - September 2006 Culmination of nearly three-year process to approve procurement methodology Resulted in customer rates lower than those in 1995 Implications of a rate freeze extension (if proposed legislation were enacted and upheld) ComEd would pay substantially more for its purchased power and operating costs than it would be allowed to collect Would result in a significant cash flow deficit which would ultimately drive ComEd into insolvency and bankruptcy

PECO Average Electric Rates 2006 2.59 0.46 2.7 4.92 2007 2.59 0.46 2.7 5.43 2008 - 2010 2.59 0.46 2.7 5.43 2011 2.59 0.46 9.09 Energy / Capacity Competitive Transition Charge Transmission Distribution 10.67¢ 11.18¢ 11.18¢ Unit Rates (¢/kWh)(1) (1) Rates increased from original settlement by 1.6% to reflect the roll-in of increased Gross Receipts Tax and $0.02/kWh for Universal Service Fund Charge and Nuclear Decommissioning Cost Adjustment (2) Assumes $55.08/MWh PJM West ATC price (2011) with a $7.15/MMBTU gas price at Henry Hub as of 10/3/06 per The Northbridge Group 12.14¢ Electric Restructuring Settlement Current Post Transition Projections(2) Projected 2011 rates reflect the end of PECO's transition period and the termination of the CTC +8.6% +4.8%

PECO Expected Rate Base 2007 2008 2009 2010 2011 Distribution Rate Base 2.5 2.6 2.8 2.9 3 Transmission Rate Base 0.5 0.5 0.5 0.5 0.6 Gas Rate Base 1 1.1 1.1 1.1 1.2 CTC Rate Base 3 2.4 1.7 0.9 $- Change in rate base is amortization of stranded assets offset by CapEx - Depreciation Post transition, PECO's rate base is expected to be ~$4.7 billion Transmission Gas CTC Distribution $7.0 $6.6 $6.0 $5.4 $4.7 $ in billions (as of beginning of year)

Low 410 400 30 30 PECO Operating Earnings: Next Five Years $410M - $440M PECO is expected to provide a predictable source of earnings to Exelon through the remainder of the transition period PECO - 2011 Assumptions Rate Base: ~$4.7B Equity: ~50% ROE: ~10% 2006 Guidance(1) 2011 2006 - 2011 Earnings Drivers Load growth CTC amortization Inflationary pressures 2007 Preliminary Guidance(2) $400M - $430M (1) 2006 Operating Earnings Guidance; see appendix for reconciliation of adjusted (non-GAAP) operating EPS to GAAP EPS (2) Preliminary 2007 Operating Earnings Guidance which will be updated at Exelon's Annual Investor Conference on 12/12/06

Exceptional generation business uniquely positioned to capture value of: Large, low-cost, low-emissions, well-run nuclear fleet Upside from end of below-market POLR contracts in Illinois and Pennsylvania Tightening reserve margins Exelon Generation captures market opportunities and rigorously manages risk through operational and commercial excellence Exelon Generation Value Proposition

EXC 93.1% Nuclear Operations: Sustained Performance Exelon Nuclear's sustained performance is a competitive advantage; September 2006 YTD capacity factor was 94.1% Sources: Platt's, Nuclear News, NRC and Department of Energy Range of Nuclear Capacity Factors (2001-2005)

Nuclear Operations: Track Record of Excellence The Exelon Nuclear model works - and is scalable Scalability of Exelon Model 1998 1999 2000 2001 2002 2003 2004 2005 2006 Unicom 64.88140641 89.59640843 94.37956501 93.85704678 PECO 85.68843377 93.09515073 94.19145057 93.85704678 AmerGen 55.32715176 80.08022081 87.29569979 93.85704678 Exelon 93.85704678 92.71109321 93.16393546 93.56327136 93.44230558 93.9 PSEG 80.84978756 83.28743286 86.4037593 89.23563154 91.09913704 86.17144839 76.98987036 PSEG with NOSC 76.98987036 89.05903423 92.7 (1) Nuclear Operating Services Contract with PSEG Nuclear (1) Capacity Factor (%)

Nuclear Going Forward Recently announced intent to apply for Construction & Operating License ("COL") in ERCOT by end of 2008 Preserves option to participate in Energy Policy Act incentives Supports NRC resource planning New nuclear designs offer improved features, passive safety systems, competitive capital costs and shorter construction times ERCOT is an attractive market for new nuclear Growing demand for power and robust market prices State and local support for new nuclear Provides emissions-free generation in an area with air quality concerns Existing presence in ERCOT Exelon's phased approach allows for go/no-go decisions at major funding/commitment milestones

Total Portfolio Characteristics 2006 2007 Nuclear 139300 139200 Fossil & Hydro 32000 37400 Forward / Spot Purchases 29300 7400 2006 2007 Load (2006: ComEd & PECO, 2007: PECO) 118900 40500 Actual & Expected Forward Hedges 71900 131100 Open Position 9800 12400 Expected Total Supply Expected Total Sales Includes Illinois load auction results GWh GWh Note: 2007 position is projected as of end of 2006 The value of our portfolio resides predominantly in our Nuclear fleet

Total Portfolio Revenue Net Fuel Load Nuclear & Hedges Other Supply Total 2006 -1200 5700 350 4850 2007 -950 6850 700 6600 2007 2006 Legend Total Portfolio Revenue Net Fuel Increase ('06-'07): ~$1,750M + $250M + $1,150M + $350M Expiration of below market ComEd PPA offset by higher cost-to-serve PECO PPA Improved nuclear performance and higher power prices Includes: South, New England, Exelon Energy, and all non-nuclear supply in Midwest & Mid Atlantic +1,750M ($ in millions, pre-tax)

Recent Examples Supplemented portfolio with load following products Maintained length for opportunistic sales Used physical and financial fuel products to manage variability in fossil generation output Deployed option strategies in the Midwest and Mid-Atlantic to protect against retail load switching and price volatility Power Team creates value by capturing the upside, protecting the downside, and translating operational excellence into earnings Portfolio Management Over Time % Hedged Operating Profit ($ Million) % Hedged High End of Profit Low End of Profit Open Generation with Load Only Portfolio Optimization Portfolio Management Portfolio Management

Flexibility in our targeted financial hedge ranges allows us to be opportunistic while mitigating downside risk Definition Percent Financially Hedged is our estimate of the gross margin that is not at risk due to a market price drop and assuming normal generation operating conditions The formula is: 1 - (Gross margin at the 5th percentile / Expected Gross margin) Target Financial Hedge* Range Target Financial Hedge* Range Target Financial Hedge* Range Prompt Year Second Year Third Year 90% - 98% 70% - 90% 50% - 70% Reduce earnings risk created by market and portfolio uncertainties Link hedging requirements to: Future cash requirements: capital expenditures, debt payments Credit objectives Value return policy Consider various sources of risk Market, Credit, Operational Commodity Hedging Targets

Exelon Generation Operating Earnings: Next Five Years $1,250M - $1,320M Exelon Generation is poised for earnings growth over the next five years driven by the end of the IL and PA transition periods and its unique competitive position 2006 Guidance(1) 2011 2007 (1) 2006 Operating Earnings Guidance; see appendix for reconciliation of adjusted (non-GAAP) operating EPS to GAAP EPS 2007 - 2011 Earnings Drivers End of PECO PPA (2011+) Market conditions - Heat Rate - Capacity - Carbon Inflationary pressures Higher nuclear fuel costs 2006 - 2007 Earnings Drivers End of ComEd PPA Market conditions PECO transfer price Inflationary pressures TXU toll Higher nuclear fuel costs Nuclear COL costs

Exelon's changing composition of earnings warrants a new value return policy Existing dividend policy based on a business mix in which the regulated utilities contributed a larger share of earnings Existing share repurchase program designed solely to offset dilution from shares issued under Exelon's incentive plans The new policy will: Establish a base dividend Return excess cash and/or balance sheet capacity through share repurchases After funding maintenance capital and committed dividends In absence of higher value-added growth opportunities Maintain adequate credit metrics on a prospective basis Details of the Value Return Policy will be discussed at Exelon's Annual Investor Conference on December 12th, 2006 Value Return Policy

2006 Exelon Investor Conference The Swissotel Chicago 323 East Wacker Drive December 11th & 12th December 11th - Pre-Conference 6:00 - 10:00pm - Reception & Dinner The Field Museum December 12th - Conference 7:15AM: Registration & Breakfast 8:00AM: Conference Program Grand Ballroom, The Swissotel Chicago Conference Topics 2006 Performance Strategic Outlook 2007 Earnings Guidance by Operating Company Operating Company Updates Balance Sheet Value Return Plan

Value Driven

Appendix - Financial and Operational Statistics

Exelon Consolidated: FFO / Interest 5.6x BBB 4.5x - 6.5x FFO / Debt 27% 30% - 45% Debt Ratio 53%(3) Generation: FFO / Interest 11.2x BBB+ 5.5x - 7.5x FFO / Debt 77% 40% - 55% Debt Ratio 35% ComEd: FFO / Interest 3.8x BBB 5.5x - 7.5x FFO / Debt 17% 40% - 55% Debt Ratio 39%(3) PECO: FFO / Interest 5.5x A- 3.5x - 4.2 x FFO / Debt 19% 20% - 28% Debt Ratio 52% Notes: Exelon consolidated, ComEd and PECO metrics exclude securitization debt. See last page of Appendix for FFO (Funds from Operations)/Interest and and FFO/Debt reconciliations to GAAP. (1) Current senior unsecured ratings for Exelon and Generation and senior secured ratings for ComEd and PECO as of 10/31/06; (2) Based on S&P Business Profiles: 7 for Exelon, 8 for Generation and ComEd, and 4 for PECO; (3) Reflects $0.8 billion ComEd goodwill write off in 2006 Exelon's Balance Sheet is strong "A" Target Range (2) Projected 2006 Key Credit Measures S&P Credit Ratings(1)

Value Return Framework After meeting commitments and analyzing value creation opportunities, free cash flow and/or balance sheet capacity will be used to return value to shareholders Free Cash Flow before Dividends and CapEx Committed Dividends Return Value via Share Repurchase, Increased Dividends Monetize Invest in Growth CapEx Strengthen Balance Sheet / Increase Financial Flexibility LESS: EQUALS: Cash Available Balance Sheet Capacity Invest in M&A IF > 0 And / Or Maintenance Capital

ComEd Expected Rate Base 2007 2008 2009 2010 2011 Distribution 5.9 6.4 6.8 7.2 7.7 Transmission 1.6 1.8 1.8 1.9 1.9 Transmission Distribution $ in billions (as of beginning of year) $7.6 $8.2 $8.6 $9.1 $9.6

2004 & Q1-Q2 2005 8/31/05: Distribution case filed 2/25/05: Procurement case filed Rates frozen since 1997 and subsequently reduced 20%. ComEd's mitigation proposal would ease residential customers' transition to cost-based rates. New rates effective January 2, 2007. 12/16/05: FERC confirms auction meets its principles 1/11-5/4/06: Legislative session 1/24/06: ICC votes 5-0 for reverse auction 9/14/06: Auction results approved ComEd Regulatory Calendar 6/8/06: ALJ proposed order 8/30/06: ICC voted to rehear certain issues; Order anticipated year-end Q3-Q4 2005 Q1-Q2 2006 Q3-Q4 2006 11/14-16 & 11/28-30: Veto session Dec '04: Post-'06 Final ICC Staff Report supported auction process Procurement Case Distribution Case Legislative Session 5/23/06: Stabilization case filed 10/25/06: ALJ Order recommended modified plan Residential Rate Stabilization Case Late Nov: ICC order 7/26/06: ICC order issued

ComEd Regulatory Update Distribution Rate Case ICC Order provided for $8M increase, vs. the Administrative Law Judges' (ALJs') Proposed Order of $164M and ComEd's original request of $317M Due to the ICC Order, ComEd and Exelon recorded an after-tax impairment charge of ~$776M in 3Q06 based on results of ComEd's interim goodwill impairment analysis On August 30, ICC voted 5-0 to grant key elements of ComEd's request for rehearing (ICC has 150 days to complete rehearing process) Key issues on rehearing Administrative & General Expense: Seeking approval of disallowed costs ($62M improvement to ICC Order) Pension Asset: Seeking to recover pension expense as if ComEd had funded contribution through debt or, alternatively, to recover pension expense as if contribution had never been made ($25-$35M improvement to Order) Common Equity Ratio: Seeking to establish a 46% common equity ratio as recommended in ALJs' Proposed Order, rather than the ICC Order's 42.86% common equity ratio ($17M improvement to Order) Governmental Consolidated Billing (GCB) Rider: Seeking to either eliminate the Rider or ensure acceptable allocation of annual subsidy ($116M) to other customers ICC order anticipated by year-end

ComEd Regulatory Update (cont'd) Residential Rate Stabilization Case On August 29, ComEd submitted a modified plan that ICC Staff supports: "10/10/10" caps from 2007 to 2009; deferral recovery from 2010 to 2012 with 6.5% annual carrying charge Phase-in plan is optional (residential customers may "opt-in" through August 22, 2007) A similar program at Potomac Electric experienced "opt-in" participation rates of 2-3% On October 25, the Administrative Law Judge recommended ICC approval of ComEd's plan ICC decision anticipated late November 2006

Adding Value for Illinois Consumers 10 Year Price Trends (in % price increases 1996 - 2006) Sources: 10-Year Price Trends: CPI, City Average for all Urban Consumers, Dept of Labor, Bureau of Labor Statistics Electricity Rates in Major Cities: Edison Electric Institute (EEI) -- Typical Bills and Average Rates Report, Winter 2006, pp. iii - iv Analysis represents the top 10 largest metropolitan areas served by investor-owned utilities (excluding Houston and Dallas). CenterPoint Energy and TXU did not participate in the EEI study. Electricity Rates in Major Cities (2005 Residential Rates, in cents per kWh) Gasoline Utility (piped) gas Medical Care Fruits and Vegetables Rent Bread Public Transportation ComEd (Today) ComEd (22% Increase) Average Rate (excl. ComEd): 11.9 cents

ComEd - Rate Case Summary While the Administrative Law Judges' (ALJs') Proposed Order provided for a revenue increase of $164M compared to ComEd's original request of $317M, the ICC Order provided for only an $8M increase ($ in millions) Revenue Requirement Revenue Increase Original request $1,895 $317 Final position - ComEd brief $1,857 ($38) ROE @ 10.045% / Capital Structure @ 42.86% equity $1,732 ($125) Pension asset $1,662 ($70) Administrative & General expenses $1,601 ($61) ComEd incentive compensation $1,591 ($10) Other ICC adjustments $1,586 ($ 5) Approved increase in distribution rate revenue $8M

Post Auction Processes Conduct Auction NERA Economic Consulting was the Auction Manager under the oversight of the ICC Staff The auction was conducted in rounds for which the Auction Manager announced a price for each product Bidders bid for number of tranches they would serve for each product at the announced prices Bidders holding final bids when auction closed were the winners On 9/12 (within 2 business days of auction close), the Auction Manager and ICC Staff issued confidential reports to the ICC On 9/14 (within 5 business days of auction close), the ICC approved the auction for fixed-price customers On 9/15 (within 5 business days of auction close), NERA announced clearing prices and winning suppliers On 9/20 (within 3 business days from the date the Auction Manager released prices and bidder names), ComEd signed Supplier Forward Contracts with winning suppliers On 9/21, ComEd filed compliance tariffs with final retail rates Next Steps: Auction Manager and ICC Staff submit public report with winners and volumes 30 days prior to power delivery (~12/1/06) Power flows on 1/1/07 Rates effective on 1/2/07 September 5 - 8, 2006 September 8 - January 2, 2007 ComEd - Auction Process

33% of load 33% of load 33% of load 3 yrs. + 5 mos. 3 yrs. 3 yrs. 3 yrs. 2 yrs. + 5 mos. 3 yrs. 3 yrs. 3 yrs. 17 mos. 3 yrs. 3 yrs. 3 yrs. 3 yrs. >> 3 yrs.>> Calendar Year 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 PJM Planning Year (June 1- May 31) 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Transitional contracts shown in black. 17 mos. 1 yr. 1 yr. 1 yr. 1 yr. 1 yr. 1 yr. 1 yr. 1 yr. 1 yr. 1 yr. 1 yr. CPP-B CPP-A (for customers < 3 MW) Term Structures for Fixed Price Auctions ComEd Energy Procurement Plan Notes: CPP-A is the auction for the annual fixed price product. It is the default service for customers between 400 KW and 3 MW. CPP-B is the auction for the blended fixed price products (blended 3-year contracts) applicable to residential and small commercial customers below 400 KW.

Illinois Auction Results

Winning Bidders:

- Ameren Energy Marketing
- American Electric Power
- Conectiv Energy Supply
- Constellation Energy Commodities
- DTE Energy Trading
- Dynegy Power Marketing
- Edison Mission Marketing & Trading
- Energy America
- Exelon Generation
- FPL Energy Power Marketing
- J. Aron & Company
- J.P. Morgan Ventures Energy
- Morgan Stanley Capital Group
- PPL EnergyPlus
- Sempra Energy Trading
- WPS Energy Services

ComEd Auction Results



$63.76/MWh
(Blended Price*)
Other Costs:
▪ Ancillary services
▪ Load shape
▪ Congestion
▪ Risk premium
▪ Capacity
~ $15
ATC Energy Price**
~$48 - $49
ComEd

* Blended price for residential and small commercial customers (the average of the three CPP-B products)

** Range of 2007 and 2008 NI Hub ATC prices over the auction bidding period (Sept. 5 – Sept. 8, 2006)

Illinois fixed priced auctions declared successful

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2007 2008 2009 2010 2011 FERC activity on Transmission Rate Design PJM & PJM/MISO Potential Gas Rate Case POLR Rates Effective (1/1/11) Filing per Regulations (10/09) PUC issues final POLR Regulations Transmission Gas POLR Plan for Major Regulatory Filings

Load Nuclear & Hedges Other Supply Total 2006 -750 3250 -50 2450 2007 0 3950 50 4000 2007 2006 Legend Midwest Revenue Net Fuel Increase ('06-'07): ~$1,550M Expiration of below market PPA Improved nuclear performance and higher power prices +$750M +$700M +$100M +$1,550M ($ in millions, pre-tax) Midwest Revenue Net Fuel

Mid-Atlantic Revenue Net Fuel Load Nuclear & Hedges Other Supply Total 2006 -450 2450 450 2450 2007 -950 2900 650 2600 2007 2006 Legend Mid-Atlantic RNF Increase ('06-'07): ~$150M ($500M) + $450M + $200M Higher prices / increased cost-to-serve Improved Nuclear performance and higher power prices +150M ($ in millions, pre-tax)

South Revenue Net Fuel Generation & Hedges Total 2006 -40 -40 2007 -50 -50 2007 2006 Legend Total Portfolio RNF Decrease ('06-'07): ~($10)M ($10M) Higher spark spreads offset by roll-off of income from the TXU toll agreement ($10M) ($ in millions, pre-tax)

2006 2007 Nuclear 90700 91100 Coal 9000 10000 Forward/Spot Purchases & Other Generation 14900 2100 Midwest Portfolio Characteristics 2006 2007 ComEd Load 79100 0 Actual and Expected Forward Hedges 31400 95000 Open Position 4100 8200 Expected Midwest Supply Expected Midwest Sales Includes Illinois load auction results GWh GWh Note: 2007 position is projected as of end of 2006

Mid-Atlantic Portfolio Characteristics 2006 2007 Nuclear 48600 48100 Fossil & Hydro 11500 12100 Forward / Spot Purchases 8750 5900 2006 2007 PECO Load 39800 40500 Actual & Expected Forward Hedges 25100 22300 Open Position 3950 3300 Expected Mid-Atlantic Supply Expected Mid-Atlantic Sales GWh GWh Note: 2007 position is projected as of end of 2006

South Portfolio Characteristics 2006 2007 Generation 10800 13600 Forward / Spot Purchases 6300 1100 2006 2007 Actual & Expected Forward Hedges 15400 13800 Open Position 1700 900 Expected South Supply Expected South Sales GWh GWh Note: 2007 position is projected as of end of 2006

Nuclear Performance - Cost Management Exelon Nuclear's production cost is consistently lower than the industry average; September 2006 YTD cost was $13.71/MWh Range of Nuclear Production Costs (2001-2005) Source: Electric Utility Cost Group. Exelon data excludes Salem. EXC

Nuclear Performance - Production Sustained nuclear production reliability Continued growth in generation output Consistently high capacity factors Continued excellence in refueling outage performance Exelon Nuclear's sustained reliability is a competitive advantage Data sources: Nucleonics Week, INPO, Electric Utility Cost Group. Exelon data excludes Salem.

Nuclear Performance - Fuel Costs Uranium market prices have increased, but Exelon is managing its portfolio Reduced uranium demand by 25% Contracting strategy protects us and ensures we are significantly below current spot market prices through 2011 Uranium is small component of total production cost Expect long-term fundamentals in $25-35 range due to new uranium production Exelon Nuclear is managing fuel costs

Exelon.

Announced Nuclear Projects

Company	Owner	Site	State	Type of Site	Technology	MWs	COL Submission Date
NuStart	TVA/Southern	Bellefonte	Alabama	Characterized site	AP1000 (2 units)	2,234	Oct-07
NuStart	Entergy	Grand Gulf	Mississippi	Operating Nuclear Site	ESBWR (1 unit)	1,520	Nov-07
Dominion	Dominion	North Anna	Virginia	Operating Nuclear Site	ESBWR (1 unit)	1,520	Nov-07
Constellation	Constellation	Calvert Cliffs	Maryland	Operating Nuclear Site	EPR (2 units)	3,200	Q4 07
Constellation	Constellation	Nine Mile Point	New York	Operating Nuclear Site	EPR (2 units)	3,200	Q4 07
Duke	Duke/Southern	Lee (Cherokee)	South Carolina	Characterized site	AP1000 (2 units)	2,234	Oct-07
Entergy	Entergy	River Bend	Louisiana	Operating Nuclear Site	ESBWR (1 unit)	1,520	May-08
Progress	Progress	Harris	North Carolina	Operating Nuclear Site	AP1000 (2 units)	2,234	Oct-07
Progress	Progress	TBD	Florida	Greenfield	TBD	TBD	Jul-08
SCEG	SCANA/Santee Cooper	Summer	South Carolina	Operating Nuclear Site	AP1000 (2 units)	2,234	Oct-07
Southern	Southern	Vogtle	Georgia	Operating Nuclear Site	AP1000 (2 units)	2,234	Mar-08
FPL	FPL	TBD	Florida	TBD	TBD	TBD	TBD
NRG Energy	NRG	South Texas Proj.	Texas	Operating Nuclear Site	ABWR (2 units)	2,700	mid-2007
Ameren	Ameren	Callaway	Missouri	Operating Nuclear Site	TBD	TBD	TBD
TXU Energy	TXU Energy	Comanche Peak	Texas	Operating Nuclear Site	TBD	2,000	Dec-08
TXU Energy	TXU Energy	TBD	Texas	TBD	TBD	2-6,000	Dec-08
Exelon	Exelon	TBD	Texas	TBD	TBD	TBD	Dec-08

17 projects totaling ~35,000 MWs have been announced

53

Energy Policy Act - Nuclear Incentives Production Tax Credit (PTC) $18 per MWh, 8 year PTC for first 6,000 MWe of new capacity Cap of $125M per 1,000 MWe of capacity per year Protects against a decrease in market prices and revenues earned Significantly improves EPS Benefit will be allocated/ prorated among those who: File COL by year-end 2008 Begin construction (first safety-related concrete) by 1/1/2014 Place unit into service by 1/1/2021 Government Loan Guarantee Results in ability to obtain non-recourse project financing Up to 80% of the project cost, repayment within 30 years or 90% of the project life Need clarification of implementation specifics Availability of funds to nuclear projects at risk given latest program guidelines Regulatory Delay "Backstop" "Insurance" protecting against regulatory delays in commissioning a completed plant First two reactors would receive immediate "standby interest coverage" including replacement power up to $500M The next four reactors would be covered up to $250M after six months of delay Energy Policy Act provides financial incentives and reduced risk by way of production tax credits and loan guarantees

Market implied heat rate NYMEX Historic Fwd. Gas Commodity Hedging - Transition to Market in the Midwest Power Team utilized put options in power and natural gas to smoothly transition to the load auction. The recent increase in market implied heat rates enhanced the value of our gas hedge.

PJM West Hub PJM NI Hub 4/19: $73.94 2/16: $61.56 4/20: $53.49 2/16: $43.80 9/28: $56.81 9/25: $43.01 Source: OTC quotes and electronic trading systems. 2007 Around-the-Clock Historical Forward Prices As Exelon becomes a more commodity-driven business, wholesale power price movements will have an increasing impact on corporate earnings.

Current Market Prices 1) 2004 and 2005 are actual settled prices. 4) Average NYMEX settled prices 2) Real Time LMP (Locational Marginal Price) 5) 2006 information is a combination of actual prices through October 27, 2006 and forward market prices for the balance of the year 3) Next day over-the-counter market 6) 2007 and 2008 are forward market prices as of October 27, 2006

Exelon. Generation

Break-Even Price for New Construction – 2006$


80
70
60
50
40
30
20
10
0
Energy/ Capacity $/MWh
2007 Forward (1)
2006 Est. Price (2)
Variable Costs
Fixed Costs
108
95
81
68
54
41
27
14
0
POLR Price $/MWh
Nuclear
Coal
Integrated Gasification Combined Cycle
Combined Cycle Gas Turbine

1,500 Net MWe	500 Net MWe	590 Net MWe	510 Net MWe
93% Capacity Factor	85% Capacity Factor	79% Capacity Factor	90% Capacity Factor
~$1,580 /kWe	~$2,000 /kWe	~$2,200 kWe	~$700/kWe
$4.00 / MWh Fuel	$2.10 / MMBTU Fuel	$2.10 / MMBTU Fuel	$8.00 / MMBTU Fuel
~3 years to Permit	~2 years to Permit	~2 years to Permit	~1.5 years to Permit
~5 years to Construct	~3 years to Construct	~4 years to Construct	~2 years to Construct
Tech. Readiness: Low	Tech. Readiness: High	Tech. Readiness: Low	Tech. Readiness: High

Global Assumptions: Costs exclude carbon capture; 40-year plant life; 9% after-tax weighted avg. cost of capital; 40% tax rate; 3% cost escalation. Fixed costs include fixed O&M, capital and return on capital. Variable costs include variable O&M, fuel and emissions costs. Fuel assumptions are IL #6 (coal) and ComEd City Gate (gas). POLR price assumed to be 1.35 x energy + capacity (equivalent to 1.5 x energy only) for base-loaded plants. (1) PJM NiHub forward for Cal 2007 ATC ($45.29/MWh on 10/27/06). (2) 2006 estimated price is a combination of actual ATC prices for PJM NiHub through 10/27/06 and market prices for the balance of the year ($42.08/MWh).

58

Appendix - GAAP EPS Reconciliation

GAAP EPS Reconciliation 2000-2002

GAAP EPS Reconciliation 2003-2005

GAAP EPS Reconciliation Nine Months Ended Sep. 30, 2006 and 2005 2005 GAAP Reported EPS $2.60 Mark-to-market (0.11) Investments in synthetic fuel-producing facilities (0.11) Charges related to proposed merger with PSEG 0.02 Reduction in severance reserves (0.01) 2005 financial impact of Generation's investment in Sithe (0.02) 2005 Adjusted (non-GAAP) Operating EPS $2.37 2006 GAAP Reported EPS $1.48 Mark-to-market (0.11) Investments in synthetic fuel-producing facilities 0.08 Charges related to proposed merger with PSEG 0.09 Severance charges 0.02 Nuclear decommissioning obligation reduction (0.13) Recovery of debt costs at ComEd (0.08) Impairment of ComEd's goodwill 1.15 2006 Adjusted (non-GAAP) Operating EPS $2.50

GAAP Earnings Reconciliation Year Ended December 31, 2005 (in millions) ComEd PECO ExGen Other Exelon 2005 GAAP Reported Earnings (Loss) $(685) $517 $1,098 $(7) $923 Mark-to-market - - 10 - 10 Investments in synthetic fuel-producing facilities - - - (81) (81) Charges related to proposed merger with PSEG 2 12 4 - 18 Severance (6) 1 1 - (4) Impairment of goodwill at ComEd 1,207 - - - 1,207 2005 financial impact of Generation's investment in Sithe - - (18) - (18) Cumulative effect pursuant to adopting FIN 47 9 3 30 - 42 2005 Adjusted (non-GAAP) Operating Earnings $527 $533 $1,125 $(88) $2,097

GAAP EPS Reconciliation Year Ended December 31, 2005 ComEd (a) PECO (a) ExGen (a) Other (a) Exelon (a) 2005 GAAP Reported Earnings (Loss) Per Share (b) $(1.02) $0.76 $1.62 $(0.01) $1.36 Mark-to-market - - 0.02 - 0.02 Investments in synthetic fuel-producing facilities - - - (0.12) (0.12) Charges related to proposed merger with PSEG - 0.02 0.01 - 0.03 Impairment of goodwill at ComEd 1.78 - - - 1.78 2005 financial impact of Generation's investment in Sithe - - (0.03) - (0.03) Cumulative effect pursuant to adopting FIN 47 0.01 0.01 0.04 - 0.06 Share differential (b) 0.01 - - - - 2005 Adjusted (non-GAAP) Operating Earnings Per Share $0.78 $0.79 $1.66 $(0.13) $3.10 Amounts shown per Exelon share. ComEd's GAAP loss per Exelon share is calculated using Exelon's basic shares. Exelon's GAAP Earnings Per Share is calculated using Exelon's diluted shares. ComEd's operating earnings per Exelon share is calculated using Exelon's diluted shares. As a result, amounts may not add across.

2006 - 2007 Exelon Earnings Guidance Exelon's outlook for 2006 - 2007 adjusted (non-GAAP) operating earnings excludes the earnings impacts of the following: mark-to-market adjustments from non-trading activities; investments in synthetic fuel-producing facilities; certain costs associated with the terminated merger with PSEG; significant impairments of intangible assets, including goodwill; significant changes in decommissioning obligation estimates; certain severance and severance-related charges; any impact of the ICC's July 26 order rehearing process in the fourth quarter of 2006; losses on extinguishments of long-term debt to be recovered by ComEd as approved in the July 26 ICC rate order; and other unusual items, including any future changes to GAAP

FFO Calculation and Ratios FFO Calculation Net Income Add back non-cash items: + Depreciation, amortization (including nucl fuel amortization), AFUDC/Cap Int + Change in Deferred Taxes + Gain on Sale and Extraordinary Items + Trust-Preferred Interest Expense - Transition Bond Principal Paydown = FFO FFO Interest Coverage FFO + Adjusted Interest Adjusted Interest Net Interest Expense (Before AFUDC & Cap Interest) - Trust-Preferred Interest Expense - Transition Bond Interest Expense + 10% of PV of Operating Leases = Adjusted Interest FFO Debt Coverage FFO Debt Coverage FFO Debt Coverage FFO Adjusted Average Debt (1) Adjusted Average Debt (1) Adjusted Average Debt (1) Debt: Debt: Debt: LTD LTD LTD STD STD STD - Transition Bond Principal Balance - Transition Bond Principal Balance - Transition Bond Principal Balance Add debt equivalents: Add debt equivalents: Add debt equivalents: + A/R Financing + A/R Financing + A/R Financing + PV of Operating Leases + PV of Operating Leases + PV of Operating Leases = Adjusted Debt = Adjusted Debt = Adjusted Debt (1) Use average of prior year and current year adjusted debt balance (1) Use average of prior year and current year adjusted debt balance (1) Use average of prior year and current year adjusted debt balance Debt to Total Cap Adjusted Book Debt Total Adjusted Capitalization Debt: LTD STD - Transition Bond Principal Balance = Adjusted Book Debt Capitalization: Total Shareholders' Equity Preferred Securities of Subsidiaries Adjusted Book Debt = Total Adjusted Capitalization Note: FFO and Debt related to non-recourse debt are excluded from the calculations.

value driven Exelon Corporation 2005-06 Fact Book

Table of Contents

Introduction	1

Exelon at a Glance
Profile, Vision and Quick Facts	2

Company Overview
Corporate Structure and Operating Company Summary	3

State Utility Regulation
Illinois Commerce Commission, ComEd Rate Case and Auction Structure	4
Pennsylvania Public Utility Commission, PECO Electric Transition Plan and System Average Electric Rates	5

Exelon – Financial and Operating Highlights	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP
Consolidated Statements of Income
Exelon Corporation	7
Commonwealth Edison Company (ComEd)	9
PECO Energy Company (PECO)	10
Exelon Generation Company	11

Exelon and Operating Companies
Capital Structure, Capitalization Ratios and Credit Ratings	12

Long-Term Debt Outstanding
Exelon Corporation	13
Exelon Generation	13
ComEd	14
PECO	15

Map of Exelon Service Area and Selected Generating Assets	16

Electric Sales Statistics, Revenue and Customer Detail
ComEd	17
PECO	19

Gas Sales Statistics, Revenue and Customer Detail – PECO	21

Exelon Generation
Generating Resources – Sources of Electric Supply, Type of Capacity and Long-Term Contracts	22
Nuclear Generating Capacity	23
Total Electric Generating Capacity	24
Fossil Emissions Reduction Summary	26
Electric Sales and Power Team Marketing Statistics	28
Power Team Marketing Statistics by Quarter	29

To the Financial Community,
The Exelon Fact Book is intended to provide historical financial and operating information to assist in the analysis of Exelon and its operating companies. Please refer to the SEC filings, including the annual Form 10-K and quarterly Form 10-Q, of Exelon and its subsidiaries for more comprehensive financial statements and information.
For more information about Exelon and to send e-mail inquiries, visit our website at www.exeloncorp.com.

Investor Information	Stock Symbol: EXC
Exelon Corporation	Common stock is listed on
Investor Relations	the New York Stock Exchange
10 South Dearborn Street
Chicago, IL 60603
312.394.2345
312.394.4082 (fax)
Information in this Fact Book is current as of October 31, 2006.
This publication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon Corporation’s 2005 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 20, ComEd-Note 17, PECO-Note 15 and Generation-Note 17; (2) Exelon Corporation’s Third Quarter 2006 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this publication. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this publication.

Exelon at a Glance
Company Profile
Exelon Corporation, headquartered in Chicago, Illinois, is one of the largest electric utilities in the U.S. with approximately 5.3 million customers and more than $15 billion in annual revenues. The company has one of the largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic.
our vision
Exelon will be the best electric and gas company in the United States. Working together, we will set the standard of excellence in the eyes of our customers, employees, investors and the communities we serve.
our goals
> Operate at world-class levels of safety, reliability, customer service and efficiency.
> Achieve competitive advantage through safe nuclear operations and environmental leadership.
> Create a rewarding and challenging workplace.
> Deliver superior value to customers and investors through disciplined financial management.
our values
safety
Safety is always our number one priority, for our employees, for our customers and for our communities.
integrity
We hold ourselves to the highest ethical standards in what we do and what we say.
customers
Our customers depend on us to keep the lights on and the gas flowing, and we commit to meeting their expectations.
diversity
We strive for diversity of people, experiences and viewpoints.
respect
We promote trust and teamwork by communicating openly and honestly with each other and our communities.
accountability
We live up to our commitments and take responsibility for our actions and results.
continuous improvement
We set stretch goals, work together to achieve them, measure our accomplishments and learn from the accomplishments of others.

Exelon Quick Facts at year-end 2005		Market Highlights

$15.4	6,764	666 million
billion in revenues	circuit miles of electric	common shares
	transmission lines	outstanding

$42.4	11,936	$1.60
billion in assets	miles of gas pipelines	current annual dividend rate

5.3	33,520	52%
million electric customers	MWs total generating	2005 dividend payout ratio
	resources

0.5	17,200	3.0%
million gas customers	employees	dividend yield

104,960
circuit miles of electric distribution lines

Company Overview
Exelon
Traditional Transmission and DistributionRegional Wholesale Energy
ComEd PECO Exelon An Exelon Company An Exelon Company Generation

Illinois Utility	Pennsylvania Utility	Nuclear Generation
2005	2005	Fossil Generation
(in millions)	(in millions)	Renewable/Hydro Generation
Revenues: $6,264	Revenues: $4,910	Power Marketing
Assets: $17,211	Assets: $10,018	2005
		(in millions)
		Revenues: $9,046
		Assets: $17,724

Operating Companies

Commonwealth Edison Company	PECO Energy Company	Exelon Generation

Commonwealth Edison (ComEd) is a regulated electricity transmission and distribution company with a service area in northern Illinois, including the City of Chicago, of approximately 11,300 square miles and an estimated population of 8 million. ComEd has approximately 3.7 million customers.
	PECO Energy (PECO) is a regulated electricity transmission and distribution company and natural gas distribution company with a service area in south- eastern Pennsylvania, including the City of Philadelphia, of approximately 2,100 square miles and an estimated population of 3.8 million. PECO has approximately 1.6 million electric customers and 472,000 natural gas customers.	Exelon Generation includes the competitive electric generation operations, including owned and contracted-for generating facilities, and power marketing activities through Power Team.

State Utility Regulation
Illinois Commerce Commission (ICC)
The ICC has five full-time members, each appointed by the Governor (Rod Blagojevich, Democrat, elected in November 2002; term ends in January 2007) and confirmed by the Illinois State Senate. Commissioner Wright was appointed by former Governor George Ryan. The Commissioners serve for five-year, staggered terms. Under Illinois law, no more than three Commissioners may belong to the same political party. The Chairman is designated by the Governor.

Commissioner	Party Affiliation	Service Began	Term Ends	Professional Experience

Charles E. Box (Chairman)	Democrat	1/06	1/09	Attorney; mayor of Rockford, IL; city administrator and legal director

Kevin K. Wright	Independent	9/02	1/07	Deputy chief of staff to governor and secretary of state; state agency director

Lula M. Ford	Democrat	1/03	1/08	Assistant superintendent, Chicago Public Schools; teacher; assistant director, Central Management Service

Erin O’Connell-Diaz	Republican	4/03	1/08	Attorney; ICC Administrative Law Judge; assistant attorney general

Robert F. Lieberman	Democrat	2/05	1/10	CEO, Center for Neighborhood Technology; positions at Illinois Department of Natural Resources and Office of Coal Development
ComEd Electric Distribution Rate Case

		Revenue			Overall Rate	Return on
($ in millions)	Date	Increase	Test Year	Rate Base	of Return	Equity	Equity Ratio

ComEd Request	8/31/05	$317	2004	$6,187	8.94%	11.00%	54.20%
ICC Order(a)	7/26/06	$8	2004	$5,521	8.01%	10.045%	42.86%

(a)	On August 30, 2006, the ICC granted in part, and denied in part, ComEd’s request for rehearing the July 26, 2006 rate order. The ICC has 150 days to issue an order on the rehearing.
Term Structures for Illinois Fixed Price Auctions
ComEd Energy Procurement Plan
(for customers <3 MW)
CPP-A is the auction for the annual fixed price product. It is the default service for customers between 400 KW and 3 MW. CPP-B is the auction for the blended fixed price products (blended 3-year contracts) applicable to residential and small commercial customers below 400 KW. Transitional contracts are shown in black boxes.
CPP-B 33% of load3 years + 5 months3 years3 years3 years 33% of load2 years + 5 months3 years3 years3 years3 years > 33% of load17 months3 years3 years3 years3 years > CPP-A 17 months1 year 1 year 1 year 1 year 1 year 1 year 1 year 1 year 1 year 1 year 1 year calendar year2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 PJM Planning Year (June 1-May 31)2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018

State Utility Regulation
Pennsylvania Public Utility Commission (PUC)
The PUC has five full-time members, each appointed by the Governor (Ed Rendell, Democrat, elected in November 2002; term ends in January 2007) and confirmed by the Pennsylvania State Senate. The Commissioners serve for five-year, staggered terms. Under Pennsylvania law, no more than three Commissioners may belong to the same political party as the Governor. The Chairman and Vice Chairman are designated by the Governor.

Commissioner	Party Affiliation	Service Began	Term Ends	Professional Experience

Wendell F. Holland (Chairman)	Democrat	9/03	4/08	Attorney; retired judge; executive at American Water Works Company

James H. Cawley (Vice Chairman)	Democrat	6/05	4/10	Attorney; majority counsel to the Pennsylvania Senate Consumer Affairs Committee

Kim Pizzingrilli	Republican	2/02	4/07	Secretary of the Commonwealth; positions at the Department of State and Treasury Department

Terrance J. Fitzpatrick	Republican	6/05	4/09	Attorney; PUC Commissioner 1999–2004 and former Chairman; PUC assistant counsel; member of the state Environmental Hearing Board

Vacancy(a)

(a)	Commissioner William R. Shane (D) left the PUC at the end of September 2006.
PECO Energy – Electric Transition Plan
The PUC authorized recovery in PECO’s 1998 settlement of $5.3 billion of stranded costs, or competitive transition charges (CTC) regulatory asset, with a return on the unamortized balance of 10.75%, through 2010. The PUC authorized amortization of the regulatory asset through 2010.

($ in millions)	Estimated	Estimated Stranded
Year	CTC Revenue	Cost Amortization

2005	$808	$404
2006	903	550
2007	910	619
2008	917	697
2009	924	783
2010	932	880
PECO Energy – Schedule of System Average Electric Rates
Transmission rates are regulated by the Federal Energy Regulatory Commission. The CTC rate is subject to annual reconciliation for actual retail sales. Rates increased from the original PUC settlement to reflect the roll-in of increased gross receipts tax and Universal Service Fund charge and nuclear decommissioning cost adjustment.

(¢/kWh)				Energy and
Effective Date	Transmission	Distribution	CTC	Capacity	Total

1/1/2005	0.46	2.47	2.44	4.65	10.02
1/1/2006	0.46	2.59	2.70	4.92	10.67
1/1/2007	0.46	2.59	2.70	5.43	11.18
1/1/2008	0.46	2.59	2.70	5.43	11.18
1/1/2009	0.46	2.59	2.70	5.43	11.18
1/1/2010	0.46	2.59	2.70	5.43	11.18

Exelon Corporation — Financial and Operating Highlights

	For the Years ended December 31,
(in millions, except per share data and where indicated)	2005	2004	2003(a)

Operating revenues	$15,357	$14,133	$15,148
Net income	$923	$1,864	$905
Electric deliveries (in GWhs)(b)	131,021	124,861	122,454
Gas deliveries (in million cubic feet (mmcf))	85,061	87,097	88,262
Total available electric supply resources (MWs)	33,520	34,687	41,744
Capital expenditures	$2,165	$1,921	$1,954

Common Stock Data
Average common shares outstanding — diluted (in millions)	676	669	657
GAAP earnings per share (diluted)	$1.36	$2.78	$1.38
Adjusted (non-GAAP) operating earnings per share (diluted)	$3.10	$2.78	$2.61
Dividends paid per common share	$1.60	$1.26	$0.96

New York Stock Exchange common stock price (per share)
High	$57.46	$44.90	$33.31
Low	$41.77	$30.92	$23.04
Year end	$53.14	$44.07	$33.18

Book value per share	$13.69	$14.29	$12.95
Total market capitalization (year end)	$35,412	$29,271	$21,779
Common shares outstanding (year end)	666.4	664.2	656.4

(a) Common share data reflects 2-for-1 stock split effective May 5, 2004.
(b) One GWh is the equivalent of one million kilowatthours (kWh).
Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Share to GAAP

	2005	2004	2003

GAAP Earnings per Diluted Share	$1.36	$2.78	$1.38
Impairment of ComEd’s goodwill	1.78
Investments in synthetic fuel-producing facilities	(0.10)	(0.10)
Cumulative effect of adopting FIN 47	0.06
Charges related to the terminated merger with PSEG	0.03	0.01
Financial impact of Generation’s investment in Sithe Energies, Inc.	(0.03)	0.02	0.27
Charges associated with debt repurchases		0.12
Severance charges		0.07	0.24
Cumulative effect of adopting FIN 46-R		(0.05)
Settlement associated with the storage of spent nuclear fuel		(0.04)
Financial impact of Boston Generating		(0.03)	0.87
Cumulative effect of adopting SFAS No. 143			(0.17)
Property tax accrual reductions			(0.07)
Exelon Enterprises’ impairments			0.06
March 3, 2003 ComEd Settlement Agreement			0.03

Adjusted (non-GAAP) Operating Earnings per Diluted Share	$3.10	$2.78	$2.61

Exelon Corporation — Reconciliation of Adjusted (non-GAAP) Operating Earnings
to GAAP Consolidated Statements of Income (unaudited)

	Twelve Months Ended December 31, 2005				Twelve Months Ended December 31, 2004
(unaudited, in millions,				Adjusted				Adjusted
except per share date)	GAAP(a)	Adjustments		Non-GAAP	GAAP(a)	Adjustments		Non-GAAP

Operating revenues	$15,357	$—		$$15,357	$$14,133	$(248	)(l)	$13,885

Operating expenses
Purchased power	3,162	(12	)(b)	3,150	2,709	20	(b),(l)	2,729
Fuel	2,484	20	(b)	2,504	2,220	(249	)(b),(l)	1,971
Operating and maintenance	3,718	(106	)(c),(d),(e)	3,612	3,700	(199	)(c),(d),(e),(i) ,(j)	3,501
Impairment of goodwill	1,207	(1,207	)(f)	—	—	—		—
Depreciation and amortization	1,334	(77	)(c),(e)	1,257	1,295	(57	)(c),(i)	1,238
Taxes other than income	728	—		728	710	(9	)(i)	701

Total operating expenses	12,633	(1,382)		11,251	10,634	(494)		10,140

Operating income	2,724	1,382		4,106	3,499	246		3,745

Other income and deductions Interest expense	(829)	14	(c)	(815)	(828)	23	(c),(i)	(805)
Equity in losses of unconsolidated affiliates	(134)	104	(c)	(30)	(154)	84	(c)	(70)
Other, net	134	—		134	60	40	(i),(k)	100

Total other income and deductions	(829)	118		(711)	(922)	147		(775)

Income from continuing operations before income taxes and minority interest	1,895	1,500		3,395	2,577	393		2,970

Income taxes	944	350	(b),(c),(d),(e)	1,294	713	373	(b),(c),(d),(e), (i),(j),(k)	1,086

Income from continuing operations before minority interest	951	1,150		2,101	1,864	20		1,884

Minority interest	—	—		—	6	—		6

Income from continuing operations	951	1,150		2,101	1,870	20		1,890

Income (loss) from discontinued operations	14	(18	)(g)	(4)	(29)	11	(l)	(18)

Income before cumulative effect of changes in accounting principles	965	1,132		2,097	1,841	31		1,872

Cumulative effect of changes in accounting principles, net of income taxes	(42)	42	(h)	—	23	(32	)(m)	(9)

Net income	$923	$$1,174		$2,097	$1,864	$(1)		$1,863

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities (primarily at Generation).

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude severance charges and adjustments to previously recorded severance reserves.

(e)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG which was terminated in September 2006.

(f)	Adjustment to exclude the impairment of ComEd’s goodwill.

(g)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe.

(h)	Adjustment for the cumulative effect of adopting FIN 47.

(i)	Adjustment to exclude the 2004 financial impact of Boston Generating.

(j)	Adjustment for a settlement gain related to the storage of spent nuclear fuel.

(k)	Adjustment to exclude the losses associated with debt retirements at ComEd.

(l)	Adjustments for impairments and other charges associated with Generation’s investment in Sithe.

(m)	Adjustment for the cumulative effect of adopting FIN 46-R.

Exelon Corporation — Reconciliation of Adjusted (non-GAAP) Operating Earnings
to GAAP Consolidated Statements of Income (unaudited)

	Twelve Months Ended December 31, 2005			Twelve Months Ended December 31, 2004
(unaudited, in millions,			Adjusted			Adjusted
except per share date)	GAAP(a)	Adjustments	Non-GAAP	GAAP(a)	Adjustments	Non-GAAP

Earnings per average common share
Basic:
Income from continuing operations	$1.42	$1.73	$3.15	$2.83	$0.03	$2.86
Income (loss) from discontinued operations	0.02	(0.03)	(0.01)	(0.04)	0.02	(0.02)

Income before cumulative effect of changes in accounting principles	1.44	1.70	3.14	2.79	0.05	2.84
Cumulative effect of changes in accounting principles, net of income taxes	(0.06)	0.06	—	0.03	(0.05)	(0.02)

Net income	$1.38	$1.76	$3.14	$2.82	$—	$2.82

Diluted:
Income from continuing operations	$1.40	$1.71	$3.11	$2.79	$0.03	$2.82
Income (loss) from discontinued operations	0.02	(0.03)	(0.01)	(0.04)	0.02	(0.02)

Income before cumulative effect of changes in accounting principles	1.42	1.68	3.10	2.75	0.05	2.80
Cumulative effect of changes in accounting principles, net of income taxes	(0.06)	0.06	—	0.03	(0.05)	(0.02)

Net income	$1.36	$1.74	$3.10	$2.78	$—	$2.78

Average common shares outstanding
Basic	669		669	661		661
Diluted	676		676	669		669
(a) Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

Commonwealth Edison Company — Reconciliation of Adjusted (non-GAAP) Operating Earnings
to GAAP Consolidated Statements of Income (unaudited)

	Twelve Months Ended December 31, 2005				Twelve Months Ended December 31, 2004
				Adjusted				Adjusted
(unaudited, in millions)	GAAP(a)	Adjustments		Non-GAAP	GAAP(a)	Adjustments		Non-GAAP

Operating revenues	$6,264	$—		$6,264	$5,803	$—		$5,803

Operating expenses
Purchased power	3,520	—		3,520	2,588	—		2,588
Operating and maintenance	833	6	(b),(c)	839	897	(37	)(b)	860
Impairment of goodwill	1,207	(1,207	)(d)	—	—	—		—
Depreciation and amortization	413	—		413	410	—		410
Taxes other than income	303	—		303	291	—		291

Total operating expenses	6,276	(1,201)		5,075	4,186	(37)		4,149

Operating income (loss)	(12)	1,201		1,189	1,617	37		1,654

Other income and deductions
Interest expense	(295)	—		(295)	(369)	—		(369)
Equity in losses of unconsolidated affiliates	(14)	—		(14)	(19)	—		(19)
Other, net	8	—		8	(96)	130	(f)	34

Total other income and deductions	(301)	—		(301)	(484)	130		(354)

Income (loss) before income taxes	(313)	1,201		888	1,133	167		1,300

Income taxes	363	(2	)(b),(c)	361	457	67	(b),(f)	524

Income (loss) before cumulative effect of a change in accounting principle	(676)	1,203		527	676	100		776

Cumulative effect of a change in accounting principle, net of income taxes	(9)	9	(e)	—	—	—		—

Net income (loss)	$(685)	$1,212		$527	$676	$100		$776

(a) Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b) Adjustment to exclude severance charges and adjustments to previously recorded severance reserves.
(c) Adjustment to exclude certain costs associated with Exelon’s merger with PSEG which was terminated in September 2006.
(d) Adjustment to exclude the impairment of ComEd’s goodwill.
(e) Adjustment for the cumulative effect of adopting FIN 47.
(f) Adjustment to exclude the losses associated with debt retirements at ComEd.

PECO Energy Company — Reconciliation of Adjusted (non-GAAP) Operating Earnings
to GAAP Consolidated Statements of Income (unaudited)

	Twelve Months Ended December 31, 2005				Twelve Months Ended December 31, 2004
				Adjusted				Adjusted
(unaudited, in millions)	GAAP(a)	Adjustments		Non-GAAP	GAAP(a)	Adjustments		Non-GAAP

Operating revenues	$4,910	$—		$4,910	$4,487	$—		$4,487

Operating expenses
Purchased power	1,918	—		1,918	1,644	—		1,644
Fuel	597	—		597	528	—		528
Operating and maintenance	549	(7	)(b),(d)	542	547	(15	)(d)	532
Depreciation and amortization	566	(13	)(b)	553	518	—		518
Taxes other than income	231	—		231	236	—		236

Total operating expenses	3,861	(20)		3,841	3,473	(15)		3,458

Operating income	1,049	20		1,069	1,014	15		1,029

Other income and deductions
Interest expense	(280)	—		(280)	(303)	—		(303)
Equity in losses of unconsolidated affiliates	(16)	—		(16)	(25)	—		(25)
Other, net	14	—		14	18	—		18

Total other income and deductions	(282)	—		(282)	(310)	—		(310)

Income before income taxes	767	20		787	704	15		719

Income taxes	247	7	(b),(d)	254	249	6	(d)	255

Income before cumulative effect of a change in accounting principle	520	13		533	455	9		464

Cumulative effect of a change in accounting principle, net of income taxes	(3)	3	(c)	—	—	—		—

Net income	$517	$16		$533	$455	$9		$464

(a) Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b) Adjustment to exclude certain costs associated with Exelon’s merger with PSEG which was terminated in September 2006.
(c) Adjustment for the cumulative effect of adopting FIN 47.
(d) Adjustment to exclude severance charges.

Exelon Generation Company — Reconciliation of Adjusted (non-GAAP) Operating
Earnings to GAAP Consolidated Statements of Income (unaudited)

	Twelve Months Ended December 31, 2005				Twelve Months Ended December 31, 2004
				Adjusted				Adjusted
(unaudited, in millions)	GAAP(a)	Adjustments		Non-GAAP	GAAP(a)	Adjustments		Non-GAAP

Operating revenues	$9,046	$—		$9,046	$7,703	$(248	)(g)	$7,455

Operating expenses
Purchased power	2,569	(12	)(b)	2,557	2,307	20	(b),(g)	2,327
Fuel	1,913	(4	)(b)	1,909	1,704	(249	)(b),(g)	1,455
Operating and maintenance	2,288	(9	)(c),(f)	2,279	2,201	(46	)(f),(g),(h)	2,155
Depreciation and amortization	254	—		254	286	(4	)(g)	282
Taxes other than income	170	—		170	166	(9	)(g)	157

Total operating expenses	7,194	(25)		7,169	6,664	(288)		6,376

Operating income	1,852	25		1,877	1,039	40		1,079

Other income and deductions
Interest expense	(128)	—		(128)	(103)	5	(g)	(98)

Equity in losses of unconsolidated affiliates	(1)	—		(1)	(14)	—		(14)
Other, net	95	—		95	130	(90	)(g)	40

Total other income and deductions	(34)	—		(34)	13	(85)		(72)

Income from continuing operations before income taxes and minority interest	1,818	25		1,843	1,052	(45)		1,007

Income taxes	709	10	(b),(c),(f)	719	401	(19	)(b),(f),(g),(h)	382

Income from continuing operations before minority interest	1,109	15		1,124	651	(26)		625

Minority interest	—	—		—	6	—		6

Income from continuing operations	1,109	15		1,124	657	(26)		631

Income (loss) from discontinued operations	19	(18	)(d)	1	(16)	11	(i)	(5)

Income before cumulative effect of a change in accounting principle	1,128	(3)		1,125	641	(15)		626

Cumulative effect of a change in accounting principle, net of income taxes	(30)	30	(e)	—	32	(32	)(j)	—

Net income	$1,098	$27		$1,125	$673	$(47)		$626

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Generation’s non-trading activities, including for fuel expense $1 million and $4 million in amortization of the premium on a hedge on tax credits generated from the operation of synthetic fuel-producing facilities for the three and twelve months ended December 31, 2005, respectively.

(c)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG which was terminated in September 2006.

(d)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe.

(e)	Adjustment for the cumulative effect of adopting FIN 47.

(f)	Adjustment to exclude severance charges.

(g)	Adjustment to exclude the 2004 financial impact of Boston Generating.

(h)	Adjustment for a settlement gain related to the storage of spent nuclear fuel.

(i)	Adjustments for impairments and other charges associated with Generation’s investment in Sithe.

(j)	Adjustment for the cumulative effect of adopting FIN 46-R.

Exelon and Operating Companies — Capital Structure and Capitalization Ratios

(at December 31)	2005				2004			2003
	(in millions)		(in percent)	(in percent)(a)	(in millions)	(in percent)	(in percent)(a)	(in millions)	(in percent)	(in percent)(a)
Exelon (consolidated)
Total Debt	$13,964		60.3	52.1	$13,551	58.6	47.8	$15,760	62.4	51.8
Preferred Securities of Subsidiaries	87		0.4	0.5	87	0.4	0.5	87	0.3	0.4
Total Shareholders’ Equity	9,125		39.4	47.5	9,489	41.0	51.8	9,423	37.3	47.7

Total Capitalization	23,176				23,127			25,270

Transition Debt	$3,963				$4,797			$5,525

ComEd
Total Debt	$4,176		39.5	33.3	$4,875	42.0	34.4	$6,440	50.4	42.9
Total Shareholders’ Equity	6,396		60.5	66.7	6,740	58.0	65.6	6,342	49.6	57.1

Total Capitalization	10,572				11,615			12,782

Transition Debt	$987	(b)			$1,341			$1,676

PECO Energy
Total Debt	$4,562		72.8	48.2	$4,839	77.6	49.7	$5,438	84.3	61.0
Total Shareholders’ Equity	1,704		27.2	51.8	1,398	22.4	50.3	1,016	15.7	39.0

Total Capitalization	6,266				6,237			6,454

Transition Debt	$2,975	(c)			$3,456			$3,849

Exelon Generation
Total Debt	$2,203		35.6		$2,913	48.9		$3,223	52.2
Total Members’ Equity	3,980		64.4		3,039	51.1		2,956	47.8

Total Capitalization	$6,183				$5,952			$6,179

(a)	Excluding ComEd and PECO transition debt

(b)	ComEd transition debt maturities (in millions): 2006 — $307, 2007 — $340, 2008 — $340.

(c)	PECO transition debt maturities (in millions): 2006 — $199, 2007 — $645, 2008 — $625, 2009 - $700, 2010 — $806.

Note: Numbers may not add due to rounding.
Credit Ratings as of October 31, 2006

	Moody’s Investors	Standard & Poor’s
	Service(a)	Corporation(b)	Fitch Ratings(c)

Exelon Corporation
Senior Unsecured Debt	Baa2	BBB	BBB+
Commercial Paper	P2	A2	F2

ComEd
Senior Secured Debt	Baa2	BBB	BBB+
Commercial Paper	P3	A3	F2

PECO Energy
Senior Secured Debt	A2	A-	A
Commercial Paper	P1	A2	F1

Exelon Generation
Senior Unsecured Debt	Baa1	BBB+	BBB+
Commercial Paper	P2	A2	F2

(a)	ComEd ratings under review for possible downgrade; Exelon, PECO and Generation ratings outlooks are stable.

(b)	Exelon, ComEd, PECO and Generation ratings are on CreditWatch with negative implications.

(c)	ComEd ratings outlook is negative; Exelon, PECO and Generation ratings outlooks are stable.

Exelon Corporation — Long-Term Debt Outstanding as of September 30, 2006

	Interest	Date	Maturity	Total Debt	Current	Long-Term
Series	Rate	Issued	Date	Outstanding	Portion	Debt
(in millions)
Senior Notes Payable
2005 Senior Notes Payable	4.45%	6/9/05	6/15/10	$400	$0	$400
2005 Senior Notes Payable	4.90%	6/9/05	6/15/15	800	0	800
2005 Senior Notes Payable	5.625%	6/9/05	6/15/35	500	0	500
2001 Senior Notes Payable	6.75%	5/8/01	5/1/11	500	0	500

Total Senior Notes Payable				$2,200	$0	$2,200

Unamortized Debt Discount				$(3)	$0	$(3)

Total Long-term Debt				$2,197	$0	$2,197

Maturities
2006	$0
2007	0
2008	0
2009	0
2010	$400
Exelon Generation — Long-Term Debt Outstanding as of September 30, 2006

	Interest	Date	Maturity	Total Debt	Current	Long-Term
Series	Rate	Issued	Date	Outstanding	Portion	Debt
(in millions)
Senior Notes
2001 Senior Unsecured Notes	6.95%	6/14/01	6/15/11	$700	$0	$700
2003 Senior Unsecured Notes	5.35%	12/16/03	1/15/14	500	0	500

Total Senior Unsecured Notes				$1,200	$0	$1,200

Unsecured Pollution Control Notes
Montgomery Co. 2001 Ser. B	var. rate	9/5/01	10/1/30	69	0	69
Delaware Co. 2001 Ser. A	var. rate	4/25/01	4/1/21	39	0	39
Montgomery Co. 2001 Ser. A	var. rate	4/25/01	10/1/34	13	0	13
Delaware Co. 1993 Ser. A	var. rate	8/24/93	8/1/16	24	0	24
Salem Co. 1993 Ser. A	var. rate	9/9/93	3/1/25	23	0	23
Montgomery Co. 1994 Ser. A	var. rate	2/14/95	6/1/29	83	0	83
Montgomery Co. 1994 Ser. B	var. rate	7/2/95	6/1/29	13	0	13
York County 1993 Ser. A	var. rate	8/24/93	8/1/16	18	0	18
Montgomery Co. 1996 Ser. A	var. rate	3/27/96	3/1/34	34	0	34
Montgomery Co. 2002 Ser. A	var. rate	7/24/02	12/1/29	30	0	30
Indiana Co. 2003 A	var. rate	6/3/03	6/1/27	17	0	17
Delaware Co. 1999 Ser. A	var. rate	10/1/04	4/1/21	51	0	51
Montgomery Co. 1999 Ser. A	var. rate	10/1/04	10/1/30	92	0	92
Montgomery Co. 1999 Ser. B	var. rate	10/1/04	10/1/34	14	0	14

Total Unsec. Pollution Control Notes				$520	$0	$520

AmerGen Notes Payable -
Oyster Creek	6.33%		8/8/09	$29	$10	$19
Capital Leases				$44	$2	$42

Unamortized Debt Discount				$(3)	$0	$(3)

Total Long-Term Debt				$1,790	$12	$1,778

Maturities
2006	$12
2007	12
2008	12
2009	11
2010	$2

ComEd — Long-Term Debt Outstanding as of September 30, 2006

	Interest	Date	Maturity	Total Debt	Current	Long-Term
Series	Rate	Issued	Date	Outstanding	Portion	Debt
(in millions)
First Mortgage Bonds
76	8.25%	10/1/91	10/1/06	$95	$95	$0
78	8.375%	10/15/91	10/15/06	31	31	0
Pollution Control-1996A	4.40%	6/27/96	12/1/06	110	110	0
Pollution Control-1996B	4.40%	6/27/96	12/1/06	89	89	0
99	3.70%	1/22/03	2/1/08	295	0	295
83	8.00%	5/15/92	5/15/08	120	0	120
Pollution Control-1994B	5.70%	1/15/94	1/15/09	16	0	16
102	4.74%	8/25/03	8/15/10	212	0	212
98	6.15%	3/13/02	3/15/12	450	0	450
92	7.625%	4/15/93	4/15/13	125	0	125
IL Dev. Fin. Authority - 2002 A	Variable	6/4/02	4/15/13	100	0	100
94	7.50%	7/1/93	7/1/13	127	0	127
IL Dev. Fin. Authority - 2003 D	Variable	12/23/03	1/15/14	20	0	20
Pollution Control-1994C	5.85%	1/15/94	1/15/14	17	0	17
101	4.70%	4/7/03	4/15/15	260	0	260
104	5.95%	8/28/06	8/15/16	300	0	300
IL Fin. Authority - 2005	Variable	3/17/05	3/1/17	91	0	91
IL Dev. Fin. Authority - 2003 A	Variable	5/8/03	5/15/17	40	0	40
IL Dev. Fin. Authority - 2003 B	Variable	9/24/03	11/1/19	42	0	42
IL Dev. Fin. Authority - 2003 C	Variable	11/19/03	3/1/20	50	0	50
100	5.875%	1/22/03	2/1/33	254	0	254
103	5.90%	3/6/06	3/15/36	325	0	325

Total First Mortgage Bonds				$3,169	$325	$2,844

Sinking Fund Debentures
Sinking Fund Debenture	3.875%	1/1/58	1/1/08	2	1	1
Sinking Fund Debenture	4.625%	1/1/59	1/1/09	2	1	1
Sinking Fund Debenture	4.75%	12/1/61	12/1/11	4	1	3

Total Sinking Fund Debentures				$8	$3	$5

Notes Payable
Notes Payable	7.625%	1/9/97	1/15/07	145	145	0
Notes Payable	6.95%	7/16/98	7/15/18	140	0	140

Total Notes Payable				$285	$145	$140

Long-Term Debt To Financing Trusts
Class A-6 Transitional Funding Trust Notes, Series 1998	5.63%	12/16/98	6/25/07	216	216	0
Class A-7 Transitional Funding Trust Notes, Series 1998	5.74%	12/16/98	12/25/08	510	84	426
Subordinated Debentures to ComEd Financing II	8.50%	1/24/97	1/15/27	155	0	155
Subordinated Debentures to ComEd Financing III	6.35%	3/17/03	3/15/33	206	0	206

Total Long-Term Debt to Financing Trusts				$1,087	$300	$787

Unamortized Debt Discount				$(18)	$0	$(18)

Total Long-Term Debt				$4,531	$773	$3,758

Maturities
2006	$325
2007	485
2008	757
2009	17
2010	$212

PECO Energy — Long-Term Debt Outstanding as of September 30, 2006

	Interest	Date	Maturity	Total Debt	Current	Long-Term
Series	Rate	Issued	Date	Outstanding	Portion	Debt
(in millions)
First Mortgage Bonds
FMB	5.90%	4/23/04	5/1/34	$75	$0	$75
FMB	3.50%	4/28/03	5/1/08	450	0	450
FMB	5.95%	11/1/01	11/1/11	250	0	250
FMB	4.75%	9/23/02	10/1/12	225	0	225
FMB	5.95%	9/25/06	10/1/36	300	0	300

Total First Mortgage Bonds				$1,300	$0	$1,300

Mortgage-Backed Pollution Control Notes
Delaware Co. 1988 Ser. A	var. rate	4/1/93	12/1/12	50	0	50
Delaware Co. 1988 Ser. B	var. rate	4/1/93	12/1/12	50	0	50
Delaware Co. 1988 Ser. C	var. rate	4/1/93	12/1/12	50	0	50
Salem Co. 1988 Ser. A	var. rate	4/1/93	12/1/12	4	0	4

Total Mortgage-Backed Pollution Control Notes				$154	$0	$154

Notes Payable — Accounts
Receivable Agreement	variable		11/12/10	$37	$0	$37

Long-Term Debt to PETT(a) and Other Financing Trusts
1999 A-6	6.05%	3/26/99	3/1/07	92	92	0
1999 A-7	6.13%	3/26/99	9/1/08	897	322	575
2000 A-3	7.625%	5/2/00	3/1/09	399	0	399
2000 A-4	7.65%	5/2/00	9/1/09	351	0	351
2001 A-1	6.52%	3/1/01	9/1/10	806	0	806
PECO Energy Capital Trust III	7.38%	4/6/98	4/6/28	81	0	81
PECO Energy Capital Trust IV	5.75%	6/24/03	6/15/33	103	0	103

Total Long-Term Debt to PETT and Other Financing Trusts				$2,729	$414	$2,315

Unamortized Debt Discount				$(2)	$0	$(2)

Total Long-Term Debt				$4,218	$414	$3,804

(a) PETT = PECO Energy Transition Trust

Maturities
2006	$0
2007	645
2008	1,075
2009	700
2010	$836

Exelon Service Area and Selected Generating Assets*
Illinois
A Exelon Corporate HQ
A ComEd HQ
B Exelon Nuclear HQ
1 Braidwood (N)
2 Byron (N)
3 Clinton (N)
4 Dresden (N)
5 LaSalle (N)
6 Quad Cities (N)
7 Southeast Chicago (F)
Maine
8 Wyman (F)
Maryland
9 Conowingo (R)
Massachusetts
10 Framingham (F)
11 New Boston (F)
12 West Medway (F)
New Jersey
13 Oyster Creek (N)
14 Salem (N)
Pennsylvania
C Exelon Power Team HQ
C Exelon Power HQ
C Exelon Generation HQ
D PECO HQ
15 Conemaugh (F)
16 Cromby (F)
17 Eddystone (F)
18 Fairless Hills (R)
19 Keystone (F)
20 Limerick (N)
21 Muddy Run (R)
22 Peach Bottom (N)
23 Schuylkill (F)
24 Three Mile Island (N)
Texas
25 Handley (F)
26 LaPorte (F)
27 Mountain Creek (F)
2005 Exelon Generation — Ownership Equity

	Output Mix in	Capacity in
	Megawatt Hours (MWh)	Megawatts (MW)

Nuclear	90%	67%
Coal	6%	6%
Oil	1%	8%
Gas	1%	12%
Renewables	2%	7%

*	Map does not show 8 sites in the Philadelphia area where Exelon has peaking combustion turbines.

ComEd
Electric Sales Statistics and Revenue Detail
Full service reflects deliveries to customers taking electric service under tariffed rates. The power purchase option (PPO) allows the purchase of electricity from ComEd at market-based prices. Delivery only service reflects customers electing to receive generation service from an alternative supplier. Wholesale and miscellaneous revenues include transmission revenue (including revenue from PJM), sales to municipalities and other wholesale energy sales.

	2005	2004	2003

Retail Deliveries (in GWhs)
Full service
Residential	30,042	26,463	26,206
Small Commercial & Industrial	21,378	21,662	23,334
Large Commercial & Industrial	7,904	6,913	6,955
Public Authorities & Electric Railroads	2,133	1,893	2,297

Total Full Service	61,457	56,931	58,792

PPO
Small Commercial & Industrial	5,591	4,110	3,912
Large Commercial & Industrial	6,004	5,377	5,677

Total PPO	11,595	9,487	9,589

Delivery Only
Small Commercial & Industrial	5,677	6,305	5,210
Large Commercial & Industrial	13,633	14,634	12,110

Total Delivery Only	19,310	20,939	17,320

Total Retail Deliveries	92,362	87,357	85,701

Electric Revenue (in millions)
Full Service
Residential	$2,584	$2,295	$2,272
Small Commercial & Industrial	1,671	1,649	1,720
Large Commercial & Industrial	408	380	413
Public Authorities & Electric Railroads	132	126	153

Total Full Service	4,795	4,450	4,558

PPO
Small Commercial & Industrial	385	274	256
Large Commercial & Industrial	345	304	312

Total PPO	730	578	568

Delivery Only
Small Commercial & Industrial	95	128	132
Large Commercial & Industrial	156	204	216

Total Delivery Only	251	332	348

Total Electric Retail Revenues	5,776	5,360	5,474

Wholesale and Miscellaneous Revenue	488	443	340

Total Operating Revenues	$6,264	$5,803	$5,814

Electric Revenue ($ / MWh)
Full Service
Residential	$86.01	$86.72	$86.70
Small Commercial & Industrial	78.16	76.12	73.71
Large Commercial & Industrial	51.62	54.97	59.38
Public Authorities & Electric Railroads	61.88	66.56	66.61

Total Full Service	78.02	78.16	77.53

PPO
Small Commercial & Industrial	68.86	66.67	65.44
Large Commercial & Industrial	57.46	56.54	54.96

Total PPO	62.96	60.93	59.23

Delivery Only
Small Commercial & Industrial	16.73	20.30	25.34
Large Commercial & Industrial	11.44	13.94	17.84

Total Delivery Only	13.00	15.86	20.09

Total Electric Retail Revenues	$62.54	$61.36	$63.87

ComEd
Customers at Year End

	2005	2004	2003

Retail Delivery Customers
Full service
Residential	3,358,596	3,330,778	3,294,477
Small Commercial & Industrial	324,984	321,994	311,840
Large Commercial & Industrial	643	490	439
Public Authorities & Electric Railroads	1,293	1,267	11,489
Street & Highway Lighting	3,933	3,824	3,047
Wholesale	4	4	4

Total Full Service Customers	3,689,453	3,658,357	3,621,296

PPO
Small Commercial & Industrial	15,078	9,413	6,993
Large Commercial & Industrial	614	598	327
Public Authorities	0	0	992
Street & Highway Lighting	1	1	1

Total PPO Customers	15,693	10,012	8,313

Delivery Only
Small Commercial & Industrial	4,954	11,249	9,864
Large Commercial & Industrial	629	900	764
Public Authorities	0	0	1,388

Total Delivery Only	5,583	12,149	12,016

Total Retail Delivery Customers	3,710,729	3,680,518	3,641,625
Heating and Cooling Degree Days

	2005	2004	2003

Heating Degree Days (normal=6,498)	6,083	6,053	6,447

Cooling Degree Days (normal=830)	1,166	615	695

Peak System Load

	2005	2004	2003

Summer
Highest Peak Load (MW)	20,690	19,686	22,054

Winter
Highest Peak Load (MW)	16,081	15,222	14,812

PECO
Electric Sales Statistics and Revenue Detail
Full service reflects deliveries to customers taking electric service under tariffed rates. Delivery only service reflects customers electing to receive generation service from an alternative supplier. Miscellaneous revenues include transmission revenue from PJM and other wholesale energy sales.

	2005	2004	2003

Retail Deliveries (in GWhs)
Full Service
Residential	13,135	10,349	11,358
Small Commercial & Industrial	7,263	6,728	6,624
Large Commercial & Industrial	15,205	14,908	14,739
Public Authorities & Electric Railroads	962	914	897

Total Full Service	36,565	32,899	33,618

Delivery Only
Residential	334	2,158	900
Small Commercial & Industrial	1,257	1,687	1,455
Large Commercial & Industrial	503	760	780

Total Delivery Only	2,094	4,605	3,135

Total Retail Deliveries	38,659	37,504	36,753

Electric Revenue (in millions)
Full Service
Residential	$1,705	$1,317	$1,444
Small Commercial & Industrial	818	756	753
Large Commercial & Industrial	1,173	1,113	1,090
Public Authorities & Electric Railroads	84	80	80

Total Full Service	3,780	3,266	3,367

Delivery Only
Residential	25	164	65
Small Commercial & Industrial	63	86	75
Large Commercial & Industrial	13	20	21

Total Delivery Only	101	270	161

Total Electric Retail Revenues	3,881	3,536	3,528

Miscellaneous Revenue	212	203	215

Total Operating Revenues	$4,093	$3,739	$3,743

Electric Revenue ($ / MWh)
Full Service
Residential	$129.81	$127.26	$127.14
Small Commercial & Industrial	112.63	112.37	113.68
Large Commercial & Industrial	77.15	74.66	73.95
Public Authorities & Electric Railroads	87.32	87.53	89.19

Total Full Service	103.38	99.27	100.15

Delivery Only
Residential	74.85	76.00	72.22
Small Commercial & Industrial	50.12	50.98	51.55
Large Commercial & Industrial	25.84	26.32	26.92

Total Delivery Only	48.23	58.63	51.36

Total Electric Retail Revenues	$100.39	$94.28	$95.99

PECO
Customers at Year End

	2005	2004	2003

Retail Delivery Customers
Full service
Residential	1,365,145	1,156,175	1,141,660
Small Commercial & Industrial	205,502	189,762	169,133
Large Commercial & Industrial	2,980	2,863	2,985
Public Authorities & Electric Railroads	1,209	1,207	1,187

Total Full Service Customers	1,574,836	1,350,007	1,314,965

Delivery Only
Residential	22,496	223,694	233,060
Small Commercial & Industrial	38,928	55,748	77,409
Large Commercial & Industrial	129	257	135

Total Delivery Only Customers	61,553	279,699	310,604

Total Retail Delivery Customers	1,636,389	1,629,706	1,625,569

Heating and Cooling Degree Days

	2005	2004	2003

Heating Degree Days (normal=4,787)	4,758	4,646	4,921

Cooling Degree Days (normal=1,235)	1,539	1,272	1,277

Peak System Load

	2005	2004	2003

Summer
Highest Peak Load (MW)	8,626	7,567	7,638

Winter
Highest Peak Load (MW)	6,550	6,838	6,346

PECO
Gas Sales Statistics, Revenue and Customer Detail

	2005	2004	2003

Deliveries to Customers (in mmcf)
Retail Sales	59,751	59,949	61,858
Transportation	25,310	27,148	26,404

Total Retail Deliveries	85,061	87,097	88,262

Gas Revenue (in millions)
Retail Sales	$783	$702	$609
Transportation	16	18	18
Resales and Other	18	28	18

Total Gas Revenue	$817	$748	$645

Gas Customers at Year End

	2005	2004	2003

Customers
Residential	430,753	423,858	416,568
Small Commercial & Industrial	40,293	39,803	39,202
Large Commercial & Industrial	129	127	124
Transportation	561	585	586

Total Customers	471,736	464,373	456,480

Gas Maximum Day Sendout

	2005	2004	2003

Winter
Maximum Day Sendout (in thousand cubic feet (mcf))	712,704	699,494	696,904

Exelon Generation — Generating Resources
Sources of Electric Supply

(GWhs)	2005	2004	2003

Nuclear units(a)	137,936	136,621	117,502
Purchases — non-trading portfolio(b)	42,623	48,968	83,692
Fossil and hydroelectric units	13,778	17,010	24,310

Total supply	194,337	202,599	225,504
(a)	Excludes AmerGen in 2003.

(b)	Includes purchase power agreements (PPAs) with AmerGen in 2003.
Type of Capacity

(MWs) At December 31,	2005	2004	2003

Owned generation assets
Nuclear	16,856	16,751	16,959
Fossil(a)	6,636	6,709	9,925
Hydroelectric	1,607	1,633	1,608

Owned generation assets	25,099	25,093	28,492
Long-term contracts	8,191	8,701	12,703
TEG and TEP(b)	230	230	—
Sithe(c)	—	663	549

Available resources	33,520	34,687	41,744
Under construction(c)	—	—	114

Total generating resources	33,520	34,687	41,858

(a)	In 2003, includes 3,145 MWs of capacity owned by Boston Generating, a subsidiary of Generation; ownership was transferred on May 25, 2004.

(b)	Generation, through its investments in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP), owns a 49.5% interest in two facilities in Mexico, each with a capacity of 230 MWs.

(c)	Based on Generation’s 50% ownership of Sithe Energies, Inc; Sithe investment was sold on January 31, 2005.
Long-Term Contracts

(At December 31, 2005)
ISO Region	Dispatch Type	Location	Seller	Fuel Type	Term	Capacity(MWs)

PJM	Base-load	Kincaid, IL	Kincaid Generation, LLC	Coal	1996 - 2011	1,108
SERC	Peaking	Franklin, GA	Tenaska Georgia	Oil/Gas	2001 - 2030	925
			Partners, LP
ERCOT	Base-load	Shiro, TX	Tenaska Frontier	Oil/Gas	2000 - 2020	830
			Partners, LLP
SPP	Peaking	Jenks, OK	Green Country	Oil/Gas	2002 - 2022	795
			Energy, LLC
PJM	Peaking	Elwood, IL	Elwood Energy, LLC	Oil/Gas	1999 - 2012	772
PJM	Peaking	Manhattan, IL	Lincoln Generating	Oil/Gas	2003 - 2011	664
			Facility, LLC
PJM	Peaking	Aurora, IL	Reliant Energy Wholesale	Oil/Gas	2003 - 2008	600
			Generation, LLC
PJM	Base-load	Hammond, IN	State Line Energy, LLC	Coal	1996 - 2011	515
ERCOT	Intermediate	Granbury, TX	Wolf Hollow, LP	Oil/Gas	2003 - 2023	350
PJM	Peaking	Lee County, IL	Duke Energy Trading Inc.	Oil/Gas	2002 - 2008	344
PJM	Peaking	East Dundee, IL	Dynegy Inc.	Oil/Gas	2001 - 2009	330
			(Rocky Road Plant)
PJM	Peaking	Crete, IL	DTE Energy Trading and	Oil/Gas	2003 - 2008	308
			Marketing, LLC
PJM	Peaking	University Park, IL	Constellation Energy	Oil/Gas	2002 - 2006	300
			Commodities Group I
ECAR	Base-load	Sullivan County, IN	Hoosier Energy	Coal	1997 - 2006	200
			Electric Rural Coop
PJM	Peaking	Morris, IL	Morris Cogeneration, LLC	Oil/Gas	2001 - 2011	100
PJM	Base-load	Kincaid, IL	Kincaid Generation, LLC	Coal	2001 - 2013	50

Total						8,191

ISO = Independent System Operator

Exelon Generation — Nuclear Generating Capacity
Exelon Nuclear Fleet(a)

(At December 31, 2005)								Last Refueling
	Number	Plant	NSSS	Net Annual	Start	License		Completed	Refueling
Station	of Units	Type	Vendor	Mean Rating (MW)	Date	Expires	Ownership	by Unit	Cycle

Braidwood	2	PWR	W	1,194/1,166	1988	2026/2027	100%	May-06/May-05	18 mos.
Byron	2	PWR	W	1,183/1,153	1985/1987	2024/2026	100%	Oct-06/Oct-05	18 mos.
Clinton	1	BWR	GE	1,030	1987	2026	100%(b)	Feb-06	24 mos.
Dresden	2	BWR	GE	871/871	1970/1971	2029/2031	100%	Nov-05/Dec-04	24 mos.
LaSalle	2	BWR	GE	1,138/1,150	1984	2022/2023	100%	Mar-06/Mar-05	24 mos.
Limerick	2	BWR	GE	1,151/1,151	1986/1990	2024/2029	100%	Mar-06/Mar-05	24 mos.
Oyster Creek	1	BWR	GE	625	1969	2009(c)	100%(b)	Nov-04	24 mos.
Peach Bottom	2	BWR	GE	1,138/1,131	1974	2033/2034	50% Exelon,	Oct-06/Oct-05	24 mos.
							50% PSEG Nuclear
Quad Cities	2	BWR	GE	821/821	1973	2032/2032	75% Exelon,	Apr-05/Apr-06	24 mos.
							25% Mid-American
							Energy Holdings
TMI-1	1	PWR	B&W	837	1974	2014	100%(b)	Nov-05	24 mos.

Total	17			17,431			15,887 MW owned

(a)	Does not include Exelon Generation’s 42.59%, 969 MW, interest in Salem Units 1 and 2 (PWRs). Effective January 17, 2005, Generation began overseeing daily plant operations at the Salem and Hope Creek nuclear stations through an Operating Services Contract with PSEG Nuclear, LLC, which terminates on January 17, 2007 with a two- to three-year transition period. Last refueling outages: Salem Unit 1 completed November 2005 and Unit 2 began October 10, 2006.

(b)	Clinton, Oyster Creek and Three Mile Island are operated by AmerGen, wholly owned by Generation.

(c)	A December 2004 order permits Oyster Creek to operate beyond its license expiration if the NRC has not completed its renewal application review.
Notes:PWR = pressurized water reactor; BWR = boiling water reactor
NSSS Vendor = Nuclear Steam Supply System Vendor
Nuclear Operating Data(a)

	2005		2004	2003

Fleet capacity factor	93.5	%(b)	93.5%	93.4%
Fleet production cost per MWh	$13.03		$12.43	$12.53
Refueling Outage Days(a)
— Conducted nine refueling outages in 2005
— Average refueling outage duration in 2005: 24 days
— U.S. average refueling duration in 2005: ~38 days
Net Generation — 2005
— 130,160 GWhs, excluding Salem
— 137,936 GWhs, including Salem

(a) Excludes Salem; Salem’s capacity factor was 92% in 2005.
(b) vs. industry average of 90.2%.

Exelon Generation — Total Electric Generating Capacity
Owned net electric generating capacity by station at December 31, 2005; does not include properties held by equity method investments:
Base-load units are plants that normally operate to take all or part of the minimum continuous load of a system, and consequently produce electricity at an essentially constant rate. Intermediate units are plants that normally operate to take load of a system during the daytime higher load hours, and consequently produce electricity by cycling on and off daily. Peaking units are plants that usually house low-efficiency, quick response steam units, gas turbines, diesels, or pumped-storage hydroelectric equipment normally used during the maximum load periods.

						Net
					Primary	Generation
		Number	Percent	Primary	Dispatch	Capacity(b)
Station	Location	of Units	Owned(a)	Fuel Type	Type	(MW)

Nuclear (c)
Braidwood	Braidwood, IL	2		Uranium	Base-load	2,360
Byron	Byron, IL	2		Uranium	Base-load	2,336
Clinton	Clinton, IL	1		Uranium	Base-load	1,030
Dresden	Morris, IL	2		Uranium	Base-load	1,742
LaSalle	Seneca, IL	2		Uranium	Base-load	2,288
Limerick	Limerick Twp., PA	2		Uranium	Base-load	2,302
Oyster Creek	Forked River, NJ	1		Uranium	Base-load	625
Peach Bottom	Peach Bottom Twp., PA	2	50.00	Uranium	Base-load	1,135	(d)
Quad Cities	Cordova, IL	2	75.00	Uranium	Base-load	1,232	(d)
Salem	Hancock’s Bridge, NJ	2	42.59	Uranium	Base-load	969	(d)
Three Mile Island	Londonderry Twp, PA	1		Uranium	Base-load	837

						16,856
Fossil (Steam Turbines)
Conemaugh	New Florence, PA	2	20.72	Coal	Base-load	352	(d)
Cromby 1	Phoenixville, PA	1		Coal	Base-load	144
Cromby 2	Phoenixville, PA	1		Oil/Gas	Intermediate	201
Eddystone 1, 2	Eddystone, PA	2		Coal	Base-load	588
Eddystone 3, 4	Eddystone, PA	2		Oil/Gas	Intermediate	760
Fairless Hills	Falls Twp, PA	2		Landfill Gas	Peaking	60
Handley 4, 5	Fort Worth, TX	2		Gas	Peaking	916
Handley 3	Fort Worth, TX	1		Gas	Intermediate	400
Keystone	Shelocta, PA	2	20.99	Coal	Base-load	358	(d)
Mountain Creek 2, 6, 7	Dallas, TX	3		Gas	Peaking	273
Mountain Creek 8	Dallas, TX	1		Gas	Intermediate	550
New Boston 1	South Boston, MA	1		Gas	Intermediate	353
Schuylkill	Philadelphia, PA	1		Oil	Peaking	166
Wyman	Yarmouth, ME	1	5.89	Oil	Intermediate	36	(d)

						5,157
Fossil (Combustion Turbines)
Chester	Chester, PA	3		Oil	Peaking	39
Croydon	Bristol Twp., PA	8		Oil	Peaking	384
Delaware	Philadelphia, PA	4		Oil	Peaking	56
Eddystone	Eddystone, PA	4		Oil	Peaking	60
Falls	Falls Twp., PA	3		Oil	Peaking	51
Framingham	Framingham, MA	3		Oil	Peaking	30
LaPorte	Laporte, TX	4		Gas	Peaking	160
Medway	West Medway, MA	3		Oil	Peaking	110
Moser	Lower Pottsgrove Twp., PA	3		Oil	Peaking	51
New Boston	South Boston, MA	1		Gas	Peaking	13
Pennsbury	Falls Twp., PA	2		Landfill Gas	Peaking	6
Richmond	Philadelphia, PA	2		Oil	Peaking	96
Salem	Hancock’s Bridge, NJ	1	42.59	Oil	Peaking	16	(d)
Schuylkill	Philadelphia, PA	2		Oil	Peaking	30
Southeast Chicago	Chicago, IL	8	72.00	Gas	Peaking	312	(e)
Southwark	Philadelphia, PA	4		Oil	Peaking	52

						1,466

Exelon Generation — Total Electric Generating Supply
(continued)
Owned net electric generating capacity by station at December 31, 2005; does not include properties held by equity method investments:

							Net
						Primary	Generation
		Number	Percent		Primary	Dispatch	Capacity(b)
Station	Location	of Units	Owned	(a)	Fuel Type	Type	(MW)

Fossil (Internal Combustion/Diesel)
Conemaugh	New Florence, PA	4	20.72		Oil	Peaking	2 (d)
Cromby	Phoenixville, PA	1			Oil	Peaking	3
Delaware	Philadelphia, PA	1			Oil	Peaking	3
Keystone	Shelocta, PA	4	20.99		Oil	Peaking	2 (d)
Schuylkill	Philadelphia, PA	1			Oil	Peaking	3

							13
Hydroelectric
Conowingo	Harford Co. MD	11			Hydroelectric	Base-load	536
Muddy Run	Lancaster, PA	8			Hydroelectric	Intermediate	1,071

							1,607

Total		126					25,099

(a)	100%, unless otherwise indicated.

(b)	For nuclear stations, except Salem, capacity reflects the annual mean rating. All other stations, including Salem, reflect a summer rating.

(c)	All nuclear stations are boiling water reactors except Braidwood, Byron, Salem and Three Mile Island, which are pressurized water reactors.

(d)	Net generation capacity is stated at proportionate ownership share.

(e)	Includes the total capacity of the Southeast Chicago Energy Project.

Fossil Emissions Reduction Summary
Owned generation as of December 31, 2005. Table does not include station auxiliary equipment, peaking combustion turbines or plants where Exelon owns less than 100 MW.

		Net Generation Available for Sale (MWh)
	Capacity
Fossil Station	(MW, Summer Rating)	2005	2004	2003

Conemaugh (New Florence, PA)	352	2,681,176	2,698,520	2,795,752
Units: 2 coal units (baseload).
Reduction Technology: SO2 Scrubbed.
Data reflects Exelon Generation’s 20.72% plant ownership

Cromby (Phoenixville, PA)	345	1,010,799	928,105	876,462
Units: 1 coal unit (baseload), 1 oil/gas steam unit (intermediate).
Reduction Technology: SO2 scrubber (Coal unit) and SNCR NOx

Delaware (Philadelphia, PA)	250	—	24,130	160,399
Units: 2 oil steam units (peaking, retired in 2004)
Reduction Technology: None

Eddystone (Eddystone, PA)	1,348	3,748,334	3,205,674	3,528,070
Units: 2 coal units (baseload), 2 oil/gas steam units (intermediate).
Reduction Technology: SO2 scrubbers (Coal units), SNCR NOx, and low NOx burners with separate overfire air.

Handley(a) (Ft. Worth, TX)	1,316	803,986	1,017,590	1,651,387
Units: 3 gas steam units (peaking/intermediate)
Reduction Technology: SCR NOx (Units 3,4, and 5)

Keystone (Shelocta, PA)	358	2,827,950	2,578,620	2,611,887
Units: 2 coal units (baseload)
Reduction Technology: SCR NOx
Data reflects Exelon Generation’s 20.99% plant ownership.

Mountain Creek(a) (Dallas, TX)	823	660,123	459,909	792,174
Units: 4 gas steam units (peaking/intermediate)
Reduction Technology: Induced flue gas recirculation (Units 6 and 7)
Reduction Technology: SCR NOx (Unit 8)

New Boston (South Boston, MA)	353	246,860	160,563	199,135
Units: 1 gas steam unit (intermediate)
Reduction Technology: None

Schuylkill (Philadelphia, PA)	166	129,260	70,782	41,724
Units: 1 oil steam unit (peaking)
Reduction Technology: None
(a)	Handley Units 1 and 2 and Mountain Creek Unit 3 were removed from service in 2005. These units represented a combined 195 MW of capacity.

Fossil Emissions Reduction Summary

Emissions (tons)				Reduction Technology
						Low NOx
						burners with	Induced
				SO2	SNCR	separate	flue gas
Type	2005	2004	2003	Scrubbed	NOx	overfire air	recirculation

Conemaugh
SO2	1,487	1,493	1,528	X
NOx	4,074	4,091	4,456
CO2	2,612,601	2,556,113	2,666,915

Cromby
SO2	4,990	6,873	5,442	X (Coal Unit)
NOx	2,105	2,057	1,952		X
CO2	1,221,416	1,249,773	1,257,579

Delaware
SO2	—	71	501
	NOx	—	60	359
CO2	—	28,454	187,805

Eddystone
SO2	8,675	8,242	9,415	X (Coal Units)
NOx	6,378	5,276	5,975		X	X
CO2	4,617,722	4,172,765	4,794,725

Handley
SO2	3	4	9
NOx	56	206	830	X (Units 3,4,5)
CO2	654,284	825,199	1,396,256

Keystone
SO2	37,523	35,958	34,317
NOx	2,938	2,850	2,398		X
CO2	2,718,347	2,467,692	2,501,247

Mountain Creek
SO2	2	4	10
NOx	97	78	196		X (Unit 8)	X	(Units 6 and 7)
CO2	489,586	353,462	535,860

New Boston
SO2	1	1	2
NOx	132	93	101
CO2	163,798	110,507	128,496

Schuylkill
SO2	359	407	125
NOx	180	82	47
CO2	140,475	74,517	46,224

Exelon Generation — Electric Sales Statistics

	Twelve Months Ended December 31,
(in GWhs)	2005	2004	2003

Supply
Nuclear	137,936	136,621	117,502
Purchased Power — Generation(a)	42,623	48,968	83,692
Fossil and Hydro	13,778	17,010	24,310

Power Team Supply	194,337	202,599	225,504
Purchased Power — Other	878	585	659

Total Electric Supply Available for Sale	195,215	203,184	226,163
Less: Line Loss and Company Use	(10,368)	(9,264)	(9,034)

Total Supply	184,847	193,920	217,129

Energy Sales
Retail Sales	137,348	130,945	127,758
Power Team Market Sales(a)	66,049	86,049	107,267
Interchange Sales and Sales to Other Utilities	2,854	2,470	2,556

	206,251	219,464	237,581
Less: Delivery Only Sales	(21,404)	(25,544)	(20,452)

Total Energy Sales	184,847	193,920	217,129
(a)Purchased power and market sales do not include trading volume of 26,924 GWhs, 24,001 GWhs and 32,584 GWhs for the twelve months ended December 31, 2005, 2004 and 2003, respectively.
Exelon Generation — Power Team Marketing Statistics

	Twelve Months Ended December 31,
	2005	2004	2003

GWh Sales
ComEd	82,798	75,092	76,960
PECO	39,163	35,373	35,728
Market and Retail Sales	72,376	92,134	112,816

Total Sales(a)	194,337	202,599	225,504

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$37.50	$30.66	$40.10
PECO	42.64	40.91	31.26
Market and Retail Sales(b)	46.16	35.03	36.40
Total Sales — without trading	41.76	34.43	35.20
Average Purchased Power and Fuel Cost — without trading(c)	$20.11	$17.60	$24.61
Average Margin — without trading(c)	$21.65	$16.83	$10.59

Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$60.92	$42.34	$38.02
ComEd — NIHUB	46.39	31.15	28.32

(a)	Total sales do not include trading volume of 26,924 GWhs, 24,001 GWhs and 32,584 GWhs for the twelve months ended December 31, 2005, 2004 and 2003, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $86 million, $97 million and $99 million for the twelve months ended December 31, 2005, 2004 and 2003, respectively.

(c)	Adjustments have been made to historical periods for consistency with current year presentation, including the exclusion of mark-to-market adjustments from operating earnings and the classification of Sithe’s and All Energy’s results as discontinued operations.

Exelon Generation — Power Team Marketing Statistics by Quarter

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2005	2005	2005	2005	2004

GWh Sales
ComEd	22,566	18,685	20,309	19,749	24,331	19,625	19,093	18,312
PECO	11,361	9,262	9,615	9,404	11,442	8,957	9,360	8,516
Market and Retail Sales	19,075	18,744	14,308	17,431	19,525	18,410	17,010	21,281

Total Sales(a)	53,002	46,691	44,232	46,584	55,298	46,992	45,463	48,109

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$39.31	$35.80	$37.22	$32.56	$39.87	$38.47	$38.60	$39.81
PECO	47.71	46.32	43.27	42.32	44.84	42.20	40.71	26.54
Market and Retail Sales(b)	54.21	50.31	52.14	49.34	53.16	42.53	38.80	34.11
Total Sales — without trading	46.47	43.71	43.36	40.81	45.61	40.77	39.11	32.24

Average Purchased Power and Fuel Cost — without trading(c)	$24.38	$17.28	$15.94	$18.78	$27.09	$17.71	$15.22	$14.33

Average Margin - without trading(c)	$22.09	$26.43	$27.42	$22.03	$18.52	$23.06	$23.89	$17.91

Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$58.15	$48.07	$56.42	$73.87	$75.33	$47.30	$47.18	$38.84
ComEd — NIHUB	46.15	39.28	42.48	52.81	54.75	38.35	39.68	29.99

(a)	Total sales do not include trading volume of 8,909 GWhs, 7,769 GWhs, 6,985 GWhs, 8,756 GWhs, 6,757 GWhs, 5,660 GWhs, 5,751 GWhs and 6,432 GWhs for the three months ended September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $52 million, $34 million, $52 million and $34 million for the three months ended September 30, 2006,June 30, 2006, September 30, 2005 and June 30, 2005, respectively.

(c)	Adjustments have been made to historical periods for consistency with current year presentation, including the exclusion of mark-to-market adjustments from operating earnings and the classification of Sithe’s and All Energy’s results as discontinued operations.